                                                                  EXHIBIT 2.1






                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  BY AND AMONG


                             SILKNET SOFTWARE, INC.


                            INSITE ACQUISITION CORP.,


                       INSITE MARKETING TECHNOLOGY, INC.,


           THOSE SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HERETO, AND


                STEFANIA NAPPI, AS INDEMNIFICATION REPRESENTATIVE




                           DATED AS OF OCTOBER 5, 1999
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                                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                                TABLE OF CONTENTS
                                                                                                                Page
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ARTICLE I.........................................................................................................1

   Section 1.1  The Merger........................................................................................1
   Section 1.2  Effective Time....................................................................................1
   Section 1.3  Effects of the Merger.............................................................................1
   Section 1.4  Certificate of Incorporation; By-Laws; Directors and Officers of the Surviving Corporation........1
   Section 1.5  Written Consent of the Shareholders of the Company................................................1
   Section 1.6  Closing; Consummation of the Merger...............................................................2

ARTICLE II........................................................................................................2

   Section 2.1  Conversion of Company Shares......................................................................2
   Section 2.2  Delivery of Merger Consideration..................................................................3
   Section 2.3  Dissenting Company Shares.........................................................................5
   Section 2.4  No Fractional Shares..............................................................................5
   Section 2.5  Adjustments.......................................................................................5
   Section 2.6  Stock Options.....................................................................................6

ARTICLE III.......................................................................................................6

   Section 3.1  Organization and Qualification....................................................................6
   Section 3.2  Capitalization....................................................................................7
   Section 3.3  Authority Relative to this Agreement..............................................................7
   Section 3.4  Non-Contravention.................................................................................7
   Section 3.5  Reports and Financial Statements..................................................................7
   Section 3.6  Validity of Parent Common Stock...................................................................8
   Section 3.7  Consents and Approvals of Governmental Authorities................................................8
   Section 3.8  Litigation........................................................................................8
   Section 3.9  Undisclosed Liabilities...........................................................................8
   Section 3.10  Intellectual Property............................................................................8
   Section 3.11  Agreement from Certain Affiliates of Parent......................................................9
   Section 3.12 Pooling...........................................................................................9

ARTICLE IV........................................................................................................9

   Section 4.1  Organization and Qualification....................................................................9
   Section 4.2  Capitalization....................................................................................9
   Section 4.3  Subsidiaries.....................................................................................10
   Section 4.4  Authority Relative to this Agreement.............................................................10
   Section 4.5  Non-Contravention................................................................................11
   Section 4.6  Required and Other Consents......................................................................11
   Section 4.7  Financial Statements and Reports.................................................................11
   Section 4.8  Title to Properties and Assets...................................................................12
   Section 4.9  Absence of Certain Changes or Events.............................................................12
   Section 4.10  Disclosure of Liabilities.......................................................................13
   Section 4.11  Accounts, Notes and Receivables.................................................................14
   Section 4.12  Litigation......................................................................................14
   Section 4.13  Agreements......................................................................................14
   Section 4.14  Licenses and Permits............................................................................15
   Section 4.15  Intellectual Property...........................................................................15
   Section 4.16  Employees.......................................................................................18
   Section 4.17  Enforceability of Contracts, etc. ..............................................................19
   Section 4.18  Taxes...........................................................................................20
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   Section 4.19  Insurance.......................................................................................21
   Section 4.20  Books and Records...............................................................................21
   Section 4.21  Compliance with Governmental Regulations........................................................21
   Section 4.22  Environmental Compliance........................................................................21
   Section 4.23  Warranties......................................................................................21
   Section 4.24  Real Estate.....................................................................................22
   Section 4.25  Bank Accounts...................................................................................22
   Section 4.26  Employee Benefit Plans..........................................................................22
   Section 4.27  Consents and Approvals of Governmental Authorities..............................................22
   Section 4.28  Conflicts of Interest...........................................................................22
   Section 4.29  Accuracy of Representations.....................................................................23
   Section 4.30  Agreement from Certain Affiliates of the Company................................................23

ARTICLE IV-A.....................................................................................................23


ARTICLE V........................................................................................................25

   Section 5.1  Conduct of Business by the Company Pending the Merger............................................25
   Section 5.2  Access and Information; Confidentiality..........................................................26
   Section 5.3  Reasonable Efforts...............................................................................27
   Section 5.4  No Solicitation..................................................................................27
   Section 5.5  Public Announcements.............................................................................27
   Section 5.6  Insurance........................................................................................27
   Section 5.7  Pooling..........................................................................................28
   Section 5.8  Shareholder Approval.............................................................................28
   Section 5.9  Required Notifications...........................................................................28
   Section 5.10  Section 16 Matters..............................................................................28
   Section 5.11  Changes to Certificate of Incorporation or By-laws..............................................28
   Section 5.12  Tax Matters.....................................................................................28

ARTICLE VI.......................................................................................................29

   Section 6.1  Conditions to Each Party's Obligation to Effect the Merger.......................................29
   Section 6.2  Conditions to Obligation of the Company and the Company Shareholders to Effect the Merger........29
   Section 6.3  Conditions to Obligations of Parent and Merger Sub to Effect the Merger..........................30
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ARTICLE VII......................................................................................................32

   Section 7.1  Survival of Representations, Warranties and Covenants............................................32

ARTICLE VIII.....................................................................................................33

   Section 8.1  Termination......................................................................................33
   Section 8.2  Effect of Termination............................................................................33
   Section 8.3  Amendment........................................................................................34
   Section 8.4  Waiver...........................................................................................34

ARTICLE IX.......................................................................................................34

   Section 9.1  Brokers..........................................................................................34
   Section 9.2  Notices..........................................................................................34
   Section 9.3  Subsidiaries.....................................................................................34
   Section 9.4  Headings.........................................................................................34
   Section 9.5  Entire Agreement; Assignment.....................................................................34
   Section 9.6  Parties in Interest..............................................................................35
   Section 9.7  Validity.........................................................................................35
   Section 9.8  Counterparts.....................................................................................35
   Section 9.9    Expenses.......................................................................................35
   Section 9.10  Governing Law...................................................................................35
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SIGNATURES

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EXHIBITS

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      EXHIBIT A             Certificate of Merger
      EXHIBIT B             Form of Escrow Agreement
      EXHIBIT C             Form of Opinion to be Issued by Testa, Hurwitz & Thibeault, LLP
      EXHIBIT D             Form of Registration Rights Agreement
      EXHIBIT E             Form of Opinion to be Issued by Foley, Hoag & Eliot LLP EXHIBIT F-1 Form of Founder
                            Noncompetition, NonSolicitation, NonDisclosure and Invention Agreement
      EXHIBIT F-2           Form of Noncompetition, NonSolicitation, NonDisclosure and
                            Invention Agreement to be
                            signed by Stefania Nappi
      EXHIBIT F-3           Form of Officers and Key Employees NonSolicitation, NonDisclosure and  Invention
                            Agreement
      EXHIBIT F-4           Form of Marketing Technology Employee NonDisclosure and Invention Agreement
      EXHIBIT G             Indemnification Obligations
      EXHIBIT H             Parent Affiliate Agreement
      EXHIBIT I             Company Affiliate Agreement
      EXHIBIT J             Letter of Transmittal
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
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         Agreement and Plan of Merger and Reorganization, dated as of October 5, 1999, by and among Silknet Software, Inc., a Delaware corporation ("PARENT"), InSite Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), InSite Marketing Technology, Inc., a Delaware corporation (the "COMPANY"), those certain shareholders of the Company set forth on the signature pages hereto, and Stefania Nappi, as Indemnification Representative (the "INDEMNIFICATION REPRESENTATIVE").

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Subject to the terms and conditions hereof,and in accordance with the Delaware General Corporation Law (the "DCL"), Merger Sub will be merged in accordance with Section 251 of the DCL with and into the Company (the "MERGER"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Delaware and the separate corporate existence of Merger Sub shall cease.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall become effective upon the filing of a duly executed Certificate of Merger substantially in the form of Exhibit A hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the DCL (the date and time of such filing being hereinafter referred to as the "EFFECTIVE TIME").

         SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DCL. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         SECTION 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Surviving Corporation (other than Article First thereof) shall, from and after the Effective Time, be as set forth in the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until changed as permitted by law or by such Certificate of Incorporation. The By-laws of the Surviving Corporation shall, from and after the Effective Time, be the by-laws of the Merger Sub as in effect immediately prior to the Effective Time until changed as permitted by law, by the Certificate of Incorporation of the Surviving Corporation or by such By-laws. At the Effective Time, each director of the Company shall cease to hold such office, and the directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each of whom shall hold such office until the next annual meeting of shareholders of the Surviving Corporation and until his or her successor shall have been elected or appointed and qualified to serve, or otherwise as provided in the Certificate of Incorporation or By-laws of the Surviving Corporation. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in the same capacity or capacities, to serve until his or her successor shall have been duly elected and qualified to serve.

         SECTION 1.5 WRITTEN CONSENT OF THE SHAREHOLDERS OF THE COMPANY. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to solicit from each holder of capital stock of the Company outstanding on the date of this Agreement the approval of this Agreement, the Merger and all the transactions contemplated hereby, by the shareholders of the Company, by means of a Written Consent of Shareholders (the "COMPANY'S SHAREHOLDERS' CONSENT"). The record date set for such solicitation shall be the date of this Agreement. The Company shall use its best efforts to obtain such shareholder approval as soon as possible, and seek waivers of appraisal or dissenters' rights. The Company represents and warrants that its Board of Directors, at a meeting duly called and held, has (i) approved the Merger and this

Agreement and declared its advisability and (ii) resolved to recommend to the shareholders of the Company that they adopt this Agreement, the Merger and all the transactions contemplated hereby.

         SECTION 1.6 CLOSING; CONSUMMATION OF THE MERGER. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place:
(a) at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on or before October 5, 1999, or (b) at such other date and place as Parent and the Company may agree. The date of the Closing, determined pursuant to this Section 1.6, is hereinafter referred to as the "CLOSING DATE." If all conditions set forth in Article VI hereof are determined to be satisfied (or duly waived) at the Closing, as soon as practicable the parties hereto will cause the Merger to be consummated by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the requirements of the DCL, and the Closing shall be consummated.

                                   ARTICLE II

           CONVERSION OF SHARES; EXCHANGE OF SHARES; DISSENTING SHARES

         SECTION 2.1  CONVERSION OF COMPANY SHARES.

                  (a) Subject, without limitation, to the provisions of Section
2.2 hereof, at the Effective Time, (i) all of the shares of common stock, $.001 par value per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (the "COMPANY SHARES") (excluding any Company Shares held by Parent or Merger Sub or any other subsidiary of Parent or by the Company, which shares shall be canceled in the Merger, and Dissenting Company Shares (as defined in Section 2.3 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent (the "PARENT COMMON STOCK") in accordance with Section 2.1(c)) (rounded down to the nearest whole share), and cash (rounded to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.4 below, and (ii) all Outstanding Options (as defined in Section 2.6 hereof) shall be assumed by Parent and shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into options to purchase shares of Parent Common Stock in accordance with Section 2.6 (such Parent Common Stock and cash being referred to herein as the "MERGER CONSIDERATION").

         (b) The number of shares of Parent Common Stock to be issued in exchange for the acquisition of all Company Shares and Outstanding Options (as defined in Section 2.6 hereof) shall be 590,708 shares of Parent Common Stock (equal to the quotient obtained by dividing $21,500,000 less the amount of expenses of the Company and its stockholders in excess of the amount thereof payable by Parent as set forth in Section 9.9 by the average of the closing prices of the Parent Common Stock in the Nasdaq National Market during the sixty trading days ending on the second trading day before the execution of this Agreement, the "MERGER PRICE"), provided that such number shall be adjusted to the extent required by Section 2.5 herein. Such number of shares is herein referred to as the "CONSIDERATION SHARES". The Consideration Shares shall be delivered in exchange for all outstanding shares of capital stock of the Company of any kind, class or series, and all securities convertible or exchangeable for any class or series of capital stock, including all options, warrants, convertible securities, purchase rights or commitments, accrued, declared or cumulative dividends, and whether such rights or securities are vested or unvested, exercisable or unexercisable, accrued or contingent. Parent shall not be obligated to deliver any Parent Common Stock in excess of the Consideration Shares in exchange for all of the capital stock of the Company, including any Outstanding Options or outstanding warrants or other rights to purchase or acquire capital stock of the Company.

         (c) The ratio at which one Company Share and each Outstanding Option will be converted into shares of Parent Common Stock at the Effective Time is herein called the "CONVERSION RATIO" and shall be calculated as set forth in this Section 2.1(c). Subject to Section 2.4, at the Effective Time, each Company Share and each Outstanding Option shall be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient (rounded to the nearest one millionth) obtained by dividing the Consideration Shares (as may be adjusted pursuant to Section 2.5) by the number of Company Shares and number of shares of Company Common Stock issuable upon the exercise of Outstanding Options. Each holder of Company Shares (each, a "COMPANY SHAREHOLDER") shall be entitled to receive that aggregate number of shares of Parent Common Stock equal to the Conversion Ratio multiplied by the number of Company Shares held by such holder immediately prior to the Effective Time, subject to Section 2.4 herein. As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect thereof. Each holder of Outstanding Options shall be entitled to receive an option to purchase shares of Parent Common Stock as determined pursuant to Section 2.6 hereof.

                  (d) At the Effective Time, each Company Share held by the Company shall automatically, by virtue of the Merger, be retired and returned to the status of authorized and unissued shares of capital stock of the Company without payment of any consideration therefor and without any conversion thereof.

                  (e) At the Effective Time, each Company Share held by Parent or Merger Sub or any other subsidiary of Parent shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                  (f) At the Effective Time, each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

         SECTION 2.2  DELIVERY OF MERGER CONSIDERATION.

                  (a) Promptly after the Effective Time, Parent, on behalf of the Surviving Corporation, shall deliver certificates to American Stock Transfer & Trust Company (the "INDEMNIFICATION ESCROW AGENT") and the holders of Company Shares representing the shares of Parent Common Stock and the cash (in immediately available funds) to which holders of Company Shares shall be entitled pursuant to Sections 2.1 and 2.4 hereof.

                  (b) At the Closing or as soon as practicable thereafter, each holder of record (other than Parent or Merger Sub or any other subsidiary of Parent) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Company Shares (individually a "CERTIFICATE" and collectively the "CERTIFICATES") shall deliver to the Exchange Agent (as defined below) such shareholder's Certificates. The holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing all of the shares of Parent Common Stock (excluding those shares being placed in escrow as described below) and all the cash, if any, that such holder is entitled to receive pursuant to Sections 2.1 and 2.4 hereof. Stefania Nappi shall act as the agent for the Company Shareholders for purposes of mailing and receiving transmittal letters in the form attached as Exhibit J hereto and distributing the Merger Consideration to the Company Shareholders (the "EXCHANGE AGENT").

                  Of the shares otherwise issuable to the Company Shareholders, an aggregate number of shares equal to 10% of the Consideration Shares (the "INDEMNIFICATION ESCROW SHARES") rounded up to the nearest whole share shall be deposited by Parent with the Indemnification Escrow Agent in accordance with the terms and provisions of the Escrow Agreement to be executed as of the Closing between Parent, Merger Sub, the Company, the Indemnification Representative and the Indemnification Escrow Agent (the "ESCROW AGREEMENT") in the form attached hereto as Exhibit B hereto. The delivery of the Indemnification Escrow Shares by Parent to the Indemnification Escrow Agent shall be made on behalf of the Company Shareholders in accordance with the provisions hereof and the Escrow Agreement, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Indemnification Escrow Agent. The shares so deposited shall be evidenced by a separate certificate in the name of the Escrow Agent on behalf of the Company Shareholders and shall be subject to the restrictions on transfer and assignment provided in the Escrow Agreement. On the Closing Date, Parent shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Indemnification Escrow Shares for the purpose of securing the

                                      -4-
indemnification obligations of the Company Shareholders set forth in this Agreement. The Indemnification Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. The principal terms of the indemnification obligations of the Company Shareholders under the Escrow Agreement are set forth on Exhibit B.

         Stefania Nappi has been selected as the Indemnification Representative and, solely for purposes of accepting such appointment executes a counterpart signature page to this Agreement. In the event of her inability or unwillingness prior to the execution of the Escrow Agreement to act as Indemnification Representative, a substitute Indemnification Representative will be selected by the holders of a majority of the Company Shares. In the event of the inability or unwillingness of the then current Indemnification Representative to act as Indemnification Representative after the Closing, a substitute Indemnification Representative will be selected by the holders of a majority of the shares of Parent Common Stock issued as Merger Consideration. Such Indemnification Representative is authorized by this Agreement, as a specific term of the Merger provided for herein, to act as Indemnification Representative of the Company Shareholders in accordance with the provisions hereof, with the powers and authority provided for in the Escrow Agreement. Without limiting the generality of the foregoing, each of the Company Shareholders hereby authorizes the Indemnification Representative (i) to take all action necessary in connection with the defense and/or settlement of any Claims for which the Company Shareholders may be required to indemnify Parent pursuant to this Agreement and
(ii) to give and receive all notices required to be given and take all action required or permitted to be taken under the Escrow Agreement. All decisions and actions by the Indemnification Representative, including the defense or settlement of any Claims for which the Company Shareholders may be required to indemnify Parent pursuant to this Agreement, shall be binding upon all of the Company Shareholders, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, the Company Shareholders agree that:

         (i) Parent shall be able to rely conclusively on the instructions and decisions of the Indemnification Representative as to the settlement of any Claims for indemnification by Parent pursuant to this Agreement and the Escrow Agreement or any other actions required to be taken by the Indemnification Representative hereunder or thereunder;

         (ii) all actions, decisions and instructions of the Indemnification Representative shall be conclusive and binding upon all of the Company Shareholders and no Company Shareholder, nor Parent or Merger Sub, shall have any cause of action against the Indemnification Representative for any action taken, decision made or instruction given by the Indemnification Representative under this Agreement or the Escrow Agreement, except for fraud or willful breach of this Agreement or the Escrow Agreement by the Indemnification Representative;

         (iii) the provisions of this Section 2.2(b) are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Shareholder may have in connection with the transactions contemplated by this Agreement;

         (iv) the provisions of this Section 2.2(b) shall be binding upon the heirs, legal representatives, successors and assigns of each Company Shareholder, and any references in this Agreement to a Company Shareholder or the Company Shareholders shall mean and include the successors to the Company Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

         (v) all fees and expenses and all debts, obligations and other liabilities incurred by the Indemnification Representative in connection with this Agreement and the Escrow Agreement (including, without limitation, any obligation of the Indemnification Representative to indemnify the Escrow Agent pursuant to the Escrow Agreement) shall be paid by the Company Shareholders in proportion to their respective pro rata share of the Escrow Shares (as defined in the Escrow Agreement).

         The adoption of this Agreement and the approval of the Merger by the Company Shareholders and receipt of any Merger Consideration by any Company Shareholder shall also constitute approval by such Company Shareholder of the terms and provisions of the Escrow Agreement, including the indemnification provided for therein, their confirmation of the appointment of American Stock Transfer & Trust Company to act as Indemnification Escrow Agent, and their approval of the terms and provisions therein relating to the Indemnification Representative, including the provisions herein and relating to the appointment of replacements, and their confirmation of the appointment of Stefania Nappi to act as the initial Indemnification Representative.

         (c) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (d) Until surrendered, each Certificate shall, after the Effective Time, represent only the right to receive shares of Parent Common Stock and the right to receive cash into which the Company Shares formerly represented thereby shall have been converted pursuant to Section 2.1 hereof. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any Certificate when the holder thereof surrenders such Certificate. At and after the Effective Time, the holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender certificates pursuant to Section 2.2(b). After the Closing there shall be no transfers on the stock transfer books of the Company (the stock transfer books of which shall be closed).

         SECTION 2.3 DISSENTING COMPANY SHARES. Company Shares for which the Company's Shareholders' Consent has not been executed and delivered and with respect to which (a) a demand for payment and appraisal shall have been properly made in accordance with the DCL ("DISSENTING COMPANY SHARES") or (b) the right to make a demand for payment and appraisal still exists shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Company Shares withdraws his or her demand or becomes ineligible pursuant to the provisions of the DCL for such payment and appraisal. If a holder of Dissenting Company Shares shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Company Shares shall cease to be Dissenting Company Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting Company Shares would have been converted pursuant to Section 2.1 hereof.

         SECTION 2.4 NO FRACTIONAL SHARES. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock at the Effective Time (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction (rounded down to the nearest cent), which shall be equal to the fraction multiplied by $36.397, which represents the sixty-day trading average of the closing sale price per share of Parent Common Stock on the Nasdaq National Market ending on the second day before the execution of this Agreement.

         SECTION 2.5 ADJUSTMENTS. If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reorganization, reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Merger for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.

         SECTION 2.6 STOCK OPTIONS. At or prior to the Effective Time, Parent and the Company shall take all action necessary to cause the assumption by Parent as of the Effective Time of the options, warrants or other rights to purchase Company Common Stock outstanding, whether vested or unvested, as of the Effective Time (the "OUTSTANDING OPTIONS"). Each of the Outstanding Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Parent Common Stock as of the Effective Time. The number of shares of Parent Common Stock that the holder of an assumed Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of shares (rounded down to the nearest whole number) determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Time, by the Conversion Ratio. The option price of each share of Parent Common Stock subject to an assumed Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option is exercisable immediately before the Effective Time by the Conversion Ratio applicable to the Company Shares. The assumption and substitution of Outstanding Options as provided herein shall not give the holders of such options additional benefits which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Parent shall (i) reserve out of its authorized but unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding Options and (ii) use all commercially reasonable efforts to register under the Securities Act, as promptly as practicable after the Effective Time and in no event later than seven (7) days after the Effective Time, those shares of Parent Common Stock to be issued upon the exercise of the Outstanding Options for a period up to and ending on the first date by which all Outstanding Options have been fully exercised, which registration shall initially be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to the Company (the "PARENT DISCLOSURE SCHEDULE") (it being agreed that with respect to any matter that is clearly disclosed in any Section of Parent Disclosure Schedule in such a way as to make its relevance to the information called for by another Section readily apparent, such matter shall be deemed to have been included in Parent Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto) Parent and Merger Sub represent and warrant to the Company as follows:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own and operate its properties and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries, taken as a whole.

         As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, financial condition, properties, results of operation or prospects of the Parent or Company, as applicable, provided, however, that neither of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse
Effect: (a) any change arising out of conditions affecting the economy or industry of the Company in general which does not affect the Parent or Company, as applicable, in a materially disproportionate manner relative to other participants in the economy or such industry, respectively, or (b) with respect to the Company, employee attrition, or delays or cancellations of projects (or contracts) involving the Company and any third party (including any delay or pause in negotiations with such third party) which is attributable to the announcement of the execution of this Agreement and the transactions contemplated hereby. A Material Adverse Effect will be deemed to exist if the "effect" results in or could reasonably be expected to result in a liability or reduction in value, with respect to the Company's assets an amount in excess of $25,000, and with respect to the Parent's assets an amount in excess of $875,000.

         SECTION 3.2 CAPITALIZATION. The authorized capital stock of Parent consists of 15,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, and 50,000,000 shares of Parent Common Stock, of which, as of September 30, 1999,
(a) 15,602,407 were validly issued and outstanding, fully paid and nonassessable, (b) 2,997,059 were reserved for issuance pursuant to options granted under Parent's stock option and stock purchase plans for its employees and directors, and (c) 750,000 were reserved for issuance pursuant to outstanding warrants. Except as set forth above, there are no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Parent Common Stock.

         SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights Agreement (as defined in Section 6.2(d)) and to carry out its obligations hereunder. The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and the sole shareholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the Escrow Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. This Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement, the Escrow Agreement and the Registration Rights Agreement constitute valid and binding obligations of each Party hereto and thereto other than Parent and Merger Sub, this Agreement, the Escrow Agreement and the Registration Rights Agreement each constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

         SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement by each of the Parent and Merger Sub and the consummation of the Merger do not and will not conflict with or violate any provision of the charter or by-laws of the Parent or Merger Sub, respectively. Neither Parent nor Merger Sub is subject to or obligated under any contract provision or any license, franchise or permit, or any order, writ, injunction, decree, statute, rule or regulation which would be breached or violated or in respect of which a right of acceleration would be created by its executing and carrying out this Agreement other than any such breach, violation or right which would not have, individually or in the aggregate, a Material Adverse Effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole, or the transactions contemplated by this Agreement.

         SECTION 3.5 REPORTS AND FINANCIAL STATEMENTS. Parent has previously furnished to the Company true and correct copies of its (i) Annual Report on Form 10-K for the period ended June 30, 1999, (ii) all other reports or registration statements filed by it with the Securities and Exchange Commission (the "COMMISSION") under the Exchange Act since May 5, 1999 and (iv) Parent hereby agrees to furnish to the Company true and correct copies of all reports or registration statements filed by it with the Commission after the date hereof prior to the Closing all in the form so filed (collectively, the "REPORTS"). As of their respective dates, the Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements, if any, included in Parent's Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents, in all material respects, the financial position and the results of operations and changes in financial position of Parent as at its date and for the periods indicated therein, provided that any unaudited interim financial statements lack footnotes and other presentation items required by generally accepted accounting principles and are subject to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

         SECTION 3.6 VALIDITY OF PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights.

         SECTION 3.7 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for (a) the requirements of state securities (or "BLUE SKY") laws, (b) the filing and recording of appropriate documents as provided by the laws of the State of Delaware, including the Certificate of Merger, (c) the filing of appropriate documents with the Nasdaq National Market and (d) the filing of a Form D with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.8 LITIGATION. Except as set forth on Parent Disclosure Schedule or in the Reports, there is no action, suit, claim, investigation or proceeding (or any basis therefor) pending against or threatened against Parent or Merger Sub or their properties and assets before any court or arbitrator or any governmental body, agency, official or authority.

         SECTION 3.9 UNDISCLOSED LIABILITIES. Except as disclosed in the Reports or in Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the consolidated balance sheet of Parent as of June 30, 1999 and (ii) liabilities incurred since June 30, 1999, in the ordinary course of business and consistent with past practice.

         SECTION 3.10 INTELLECTUAL PROPERTY. The "PARENT INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all material licenses or rights under the same, that are owned or used by Parent. Except as set forth in the Reports or Parent Disclosure Schedule, (a) no claim has been asserted or, to the knowledge of Parent, threatened by any person against Parent with respect to the ownership or use of any Parent Intellectual Property by Parent (including infringement claims) nor has Parent asserted any similar claim against any person and, to the knowledge of Parent, there exists no set of circumstances which would likely give rise to any such claim; and (b) Parent is not in breach or violation of any agreement under which it holds or uses any Parent Intellectual Property which breach or material violation would have a Material Adverse Effect on the business, prospects, results of operations or financial condition of Parent.

         SECTION 3.11 AGREEMENT FROM CERTAIN AFFILIATES OF PARENT. The "PARENT INTELLECTUAL PROPERTY" Prior to the execution of this Agreement, Parent shall have provided the Company a list of those persons or entities who are affiliates of the Parent. The Parent shall also have provided the Company such information and documents as the Company shall have reasonably requested for purposes of reviewing such list and shall notify the Company in writing regarding any changes in the identity of its affiliates prior to the Closing Date. In order to help ensure that the Merger will be accounted for as a "pooling of interests" and that the issuance of and any resale of the Consideration Shares will comply with the Securities Act, the Parent is delivering to the Company simultaneously herewith, a Parent Affiliate Agreement, in the form attached hereto as Exhibit H, executed by each of its affiliates.

         SECTION 3.12 POOLING. To the knowledge of Parent, neither Parent nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with generally accepted accounting principles ("GAAP").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

         Except as set forth in the disclosure schedule of the Company dated as of the date hereof and delivered herewith to Parent (the "COMPANY DISCLOSURE SCHEDULE") (it being agreed that with respect to any matter that is clearly disclosed in any Section of the Company Disclosure Schedule in such a way as to make its relevance to the information called for by another Section readily apparent, such matter shall be deemed to have been included in the Company Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto), the Company and the Company Shareholders represent and warrant to Parent and Merger Sub as follows:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required for the ownership and operation of its properties and the carrying on of its business as it is now being conducted and as it is now proposed to be conducted through the Closing. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in the jurisdictions identified in Section 4.1 of the Company Disclosure Schedule, which are all the jurisdictions in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, condition (financial or otherwise) or result of operations of the Company.

         SECTION 4.2  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists 32,000,000 shares of Company Common Stock, of which 16,441,810 shares are issued and outstanding, and no shares of preferred stock of the Company.

                  (b) The issued and outstanding capital stock of the Company, which are and as of the Closing will be held of record and beneficially by the shareholders of the Company, is as set forth on the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. In addition, the Company Disclosure Schedule sets forth
(i) Outstanding Options and warrants, if any, indicating (A) the holder thereof,
(B) the number of shares of Company Common Stock subject to each Outstanding Option and warrant, (C) the exercise price, date of grant, vesting schedule and expiration date for each Outstanding Option or warrant, and (D) any terms regarding the acceleration of vesting, and (ii) all stock option plans and other stock or equity-related plans of the Company. All Company Common Stock that may be issued upon exercise of Outstanding Options or warrants will be (upon issuance in accordance with their terms), duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as set forth on the Company Disclosure Schedule, there are no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of capital stock of the Company from the Company. Except as set forth in the Company Disclosure Schedule, there are, to the Company's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which the Company is not a party involving the purchase or other acquisition of any capital stock in the Company, and there is no liability for dividends accrued but unpaid. Except as set forth on the Company Disclosure Schedule, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's capital stock. To the knowledge of the Company, each shareholder of the Company holds of record and owns beneficially the number of shares of common stock set forth opposite his, her or its name in the Company Disclosure Schedule, free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except for transfer restrictions arising under applicable securities laws. To the knowledge of the Company, no person other than the shareholders and holders of options to purchase shares of the Company's capital stock listed in the Company Disclosure Schedule holds any interest in any of the capital stock of the Company. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Parent.

         (c) Except as set forth in the Company Disclosure Schedule, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any shareholder of the Company of any shares of the Company's capital stock.

         (d) Except as set forth on the Company Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and to the Company's knowledge, there is no agreement or understanding between any of the shareholders of the Company that affects or relates to the voting or giving of written consents with respect to any securities of the Company. Except as set forth on the Company Disclosure Schedule, no shareholder of the Company or any affiliate thereof is indebted to the Company, and the Company is not indebted to any shareholder of the Company or any affiliate thereof. Except as set forth in the Company's Disclosure Schedule, the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         SECTION 4.3 SUBSIDIARIES. The Company has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, other than the adoption of this Agreement by the Company Shareholders pursuant to the DCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligations of each of Parent, Merger Sub and each of the Company Shareholders that is a party hereto and thereto, and assuming its adoption by the Company Shareholders, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

         SECTION 4.5 NON-CONTRAVENTION. Assuming the receipt of all Required Consents and Other Consents (each as defined in Section 4.6 below), neither the execution, delivery or performance of this Agreement by the Company, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise:

         (a) conflict with, result in a breach of, or constitute a default under, the Certificate of Incorporation or the By-laws of the Company or any applicable law or any federal, foreign, state or local court or administrative order or process, or any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound;

         (b) except as set forth in Section 4.5 of the Company Disclosure Schedule, result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance or assessment upon, or otherwise adversely affect, any of the rights, properties or assets of the Company;

         (c) except as set forth in Section 4.5 of the Company Disclosure Schedule, terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound; or

         (d) except as set forth in Section 4.5 of the Company Disclosure Schedule, accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which the Company is a party, or under which the Company may be obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound.

         SECTION 4.6  REQUIRED AND OTHER CONSENTS.

         (a) Section 4.6(a) of the Company Disclosure Schedule sets forth each agreement, contract or other instrument binding upon the Company or any Permit (as defined in Section 4.14 below) requiring a consent as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (each such consent, a "REQUIRED CONSENT"), except such consents as would not, individually or in the aggregate, a Material Adverse Effect in the business, assets, condition (financial or otherwise) or result of operations of the Company, if not received by the Closing Date.

         (b) Section 4.6(b) of the Company Disclosure Schedule sets forth every other consent (each such consent, an "OTHER CONSENT") under such agreements, contracts or other instruments or such Permits that are required with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

         SECTION 4.7 FINANCIAL STATEMENTS AND REPORTS. The unaudited consolidated balance sheets of the Company as of December 31, 1997, December 31, 1998 and the related unaudited statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1997 and December 31, 1998 (the "COMPANY ANNUAL UNAUDITED FINANCIAL STATEMENTS"), delivered to Parent in accordance with Section 6.3(i), in each case, present fairly, in all material respects, the financial position of the Company as of the dates thereof and their results of operations and changes in financial position for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods then ended (except as may be indicated therein on the notes thereto). The Company has also furnished Parent with a true and complete copy of the unaudited statements of operations, stockholder's equity and cash flows of the Company for the nine months ended August 31, 1999 and the unaudited balance sheet of the Company (the "BALANCE SHEET") as of August 31, 1999 (the "BALANCE SHEET DATE") (collectively, the "COMPANY UNAUDITED INTERIM FINANCIAL STATEMENTS"). The Balance Sheet included in the Company Unaudited Interim Financial Statements fairly present in all material respects the financial position of the Company as of their dates and the other statements included in the Company Unaudited Interim Financial Statements fairly present in all material respects the results of operations, shareholders' equity and changes in financial position, as the case may be, of the Company for the period therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and provided that the Company Unaudited Interim Financial Statements lack footnotes and other presentation items required by generally accepted accounting principles and are subject to normal year-end adjustments which adjustments are not material in amount in the aggregate.

         SECTION 4.8 TITLE TO PROPERTIES AND ASSETS. The Company has good and valid title to all of the properties and assets, tangible or intangible, owned by it, whether or not reflected in the Balance Sheet or subsequently acquired by it, subject to no mortgages, pledges, liens, encumbrances or other charges of any kind except for those mortgages, pledges, liens, encumbrances or charges disclosed in Section 4.8 of the Company Disclosure Schedule. Except as aforesaid, the assets and properties owned by the Company at the Effective Time shall be free and clear of mortgages, pledges, liens, encumbrances or charges of any kind. There is no asset used or required by the Company in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it under a license or lease listed in Section 4.13 of the Company Disclosure Schedule. All of the fixtures, machinery, equipment, tools and other personal property owned, leased or licensed by the Company are, and at the Effective Time will be, sufficient to carry on the Company's business as presently conducted.

         SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1999, except as disclosed in Section 4.9 of the Company Disclosure Schedule or reflected in the Company Unaudited Interim Financial Statements, there has not been:

         (a) any event, or to the knowledge of the Company, any fact, or anticipated event which, individually or in the aggregate, may reasonably be expected to give rise to any Material Adverse Effect in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company;

         (b) any change in any method of accounting or accounting practice of the Company;

         (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption, retirement or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, the Company;

         (d) any change in the Certificate of Incorporation or By-laws of the Company or any amendment of any term of any outstanding security of the Company;

         (e) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than in the ordinary course of business and in an aggregate amount not exceeding $7,500 individually and $25,000 in the aggregate;

         (f) any creation or assumption by the Company of any lien on any asset;

         (g) any making of any loan, advance or capital contributions to, or investment in, any person;

         (h) any sale, lease, pledge, transfer or other disposition of any capital asset;

         (i) any material transaction or commitment made, or any material contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets and consistent with past practice) or any relinquishment by the Company of any contract or other right other than in the ordinary course of business;

         (j) any (A) grant of any severance or termination pay to any director, officer or employee of the Company, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors or officers or, other than in the ordinary course of business and consistent with past practice, to employees of the Company or (E) change in the payment or accrual policy with respect to any of the foregoing;

         (k) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

         (l) any notes or accounts receivable or portions thereof written off by the Company as uncollectible in an amount exceeding $7,500 individually and $25,000 in the aggregate;

         (m) any issuance or sale of any stock, bonds or other securities of which the Company is the issuer other than pursuant to the exercise of employee stock options, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of the Company;

         (n) any discharge or satisfaction of any lien or encumbrance or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

         (o) any cancellation of any debts or claims or waiver of any rights which in an aggregate amount exceed $7,500 individually and $25,000 in the aggregate;

         (p) any sale, assignment or transfer of any Company Intellectual Property (as defined in Section 4.15), including licenses therefor other than in the ordinary course of business and consistent with past practice;

         (q) any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an individual amount exceeding $7,500 individually and $25,000 in the aggregate;

         (r) payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which the Company or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") of any such person, has any direct or indirect ownership interests; or

         (s) any agreement undertaking or commitment to do any of the foregoing.

         SECTION 4.10 DISCLOSURE OF LIABILITIES. On the Balance Sheet Date, the Company had no liability of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be reflected on the Balance Sheet dated the Balance Sheet Date or otherwise disclosed that was not fully disclosed, reflected or reserved against in such Balance Sheet. Except for the Secured Promissory Note dated September 29, 1999 payable to Parent (the "Secured Note") and the Collateral Security Agreement dated September 29, 1999 by and between Parent and the Company (the "Security Agreement") and liabilities which have been incurred since August 31, 1999 in the ordinary and regular course of business, none of which individually or in the aggregate has resulted in, is causing, or will cause a Material Adverse Effect on the business, assets, condition (financial or otherwise) or result of operations of the Company, and except for liabilities incurred by the Company in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein since the Balance Sheet Date, the Company has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required by generally accepted accounting principles to be reflected in a balance sheet dated the date hereof.

         SECTION 4.11 ACCOUNTS, NOTES AND RECEIVABLES. All of the accounts, notes and other receivables which are reflected in the Balance Sheet were acquired in the ordinary and regular course of business; and, except to the extent reserved against in the Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are reasonably believed by the Company to be good and collectible, in the ordinary and regular course of business; and all of the accounts, notes and other receivables which have been acquired by the Company since the Balance Sheet Date were acquired in the ordinary and regular course of business and have been collected in full, or are reasonably believed by the Company to be good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of the Company, in the ordinary and regular course of business. Except as set forth on the Company Disclosure Schedule, no accounts, notes or other receivables are contingent upon the performance by the Company of any obligation or contract. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, no person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

         SECTION 4.12 LITIGATION. Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no action, suit, claim, investigation or proceeding (or, to the Company's knowledge, any basis therefor) pending against or, to the Company's knowledge, threatened against the Company or its properties and assets before any court or arbitrator or any governmental body, agency, official or authority.

         SECTION 4.13  AGREEMENTS.

         (a) Section 4.13 of the Company Disclosure Schedule sets forth a list of each agreement, contract or commitment (including any oral agreements, contract or commitments) of the following types under which the Company is obligated:

         (i) any agreements of guarantee or indemnification;

         (ii) any contract for personal services or employment which is not terminable at will by the Company without penalty or obligation to make payments related to such termination;

         (iii) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or engage in any line of business;

         (iv) any lease to which the Company is a party as lessor or lessee;

         (v) any joint venture contract or similar arrangement or any other similar agreement which involves a sharing of profits or future payments to other persons;

         (vi) except for trade indebtedness incurred in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or other debt obligation or instrument which individually is in the amount of $7,500 or more;

         (vii) any distributor, dealer, franchise, manufacturer's representative, sales agency or other similar contract or commitment;

         (viii) any license agreement, either as licensor or licensee or any other similar contract or commitment;

         (ix) any contract or agreement for the future sale, license or sublicense by the Company of materials, products, services or supplies;

         (x) any contract, purchase order or agreement for the future purchase by the Company of any materials, equipment, services or supplies, which provides for payments which cannot be terminated by the Company without penalty upon less than thirty (30) days' notice;

         (xi) any contract or commitment for the sale by the Company of any materials, products, services or supplies;

         (xii) any agreement or arrangement for the assignment, sale or other transfer by the Company of any contract or lease (or right to payment thereunder);

         (xiii) any contract or commitment for the acquisition, construction or sale of fixed assets;

         (xiv) any agreement pertaining to the Company's maintenance or support of its products, services or supplies;

         (xv) any agreement or arrangement for the sale of any of the assets, properties or rights of the Company or for the grant of any preferential rights to purchase any of its assets, properties or rights or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights; or

         (xvi) any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by the Company of more than $7,500 individually and $25,000 in the aggregate in the aggregate.

         (b) Since the Balance Sheet Date, the Company has not amended, modified or terminated the terms of the contracts or agreements referred to in Section 4.13(a) hereof unless such amendment, modification or termination was in the ordinary course of business and the Company has provided Parent with written notification of such.

         SECTION 4.14 LICENSES AND PERMITS. Section 4.14 of the Company Disclosure Schedule correctly describes each material license, franchise, permit or other similar governmental authorization affecting, or relating in any way to, the business of the Company, together with the name of the government agency or entity issuing such license or permit (the "PERMITS"). Such Permits are valid and in full force and effect and, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, the Surviving Corporation will, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

         SECTION 4.15  INTELLECTUAL PROPERTY.

         (a) The "COMPANY INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by the Company, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; domain names and URLs and textual information contained in web sites; schematics; manufacturing processes; customer lists and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by the Company to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, record and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all products of the Company currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by the Company (the "COMPANY PRODUCTS").

         As used in this Agreement "SOFTWARE" means any and all current and prior and currently under development versions and releases, and predecessors of the software and computer programs and applications of the Company to the extent related to the business as currently being conducted or as currently required or as reasonably can be anticipated to be conducted in the future, including all such software and computer programs in machine readable source code forms and in machine executable object code forms and all related specifications (including all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), any data used by or related to software, work in progress relating to corrections, modifications, revisions, upgrades, translations or enhancements, all Company and third party development and test tools used to develop or test the software, third party application program interfaces to the software written by them and all methods of implementation and packaging, together with all associated know-how and show-how and all related Documentation. As used in this Agreement, "DOCUMENTATION" means all documentation, specifications, manuals and other materials relating to the software, including programmer and user manuals which are used by the Company to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software.

         (b) The Company Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Company Intellectual Property and owned by or on behalf of the Company; (ii) all Company Products; and (iii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use the Company Intellectual Property or exercise any other right with regard thereto. The Company has delivered to Parent true and complete copies of the agreements described in (iii) hereof.

         (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by the Company; (ii) in the public domain; or
(iii) rightfully used and authorized for use by the Company and its successors pursuant to a valid license. All Company Intellectual Property which consists of licenses or other rights to third party intellectual property is set forth in the Company Disclosure Schedule. The Company has all rights in the Company Intellectual Property necessary to commercially exploit the same in connection with the Company's current, former, and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which the Company currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by the Company is as described in the Documentation and performs in all material respects in accordance with the specifications included in the Documentation. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. No other person or entity has any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified in the Company Disclosure Schedule), and no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company owns or has the right to use all Intellectual Property necessary (i) to use, market and distribute the products, marketed, sold or licensed, and to provide the services provided, by the Company to other parties, or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "INTERNAL SYSTEMS"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except for any changes that do not, either individually or on the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.15 of the Company Disclosure Schedules, the Company's software, to the Company's knowledge, and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.


         (d) The Company is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense or other agreement to which the Company is a party. The Company Disclosure Schedule lists all contracts or agreements under which the Company is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by the Company or Parent in the Company Intellectual Property. The Company Disclosure
Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by the Company solely for non-revenue generating administrative functions).

         (e) Except as set forth in Section 4.15 of the Company Disclosure Schedules, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products does not infringe any copyright, trade secret, trademark, service mark, trade name, trade dress or mask work, or any patent, moral right or other intellectual property right, right of privacy, or right in personal data of any person. No claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to the Company or, to the knowledge of the Company, are threatened by any person, nor to the knowledge of the Company are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Company Disclosure Schedule and all registered copyrights held by the Company are valid, enforceable and subsisting. To the knowledge of the Company, there are no pending or unissued patent rights which infringe upon or impair the Company Intellectual Property. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

         (f) The Company has not disclosed the source code for any of the software owned by the Company or other confidential information constituting, embodied in or pertaining to the software to any person or entity, except pursuant to the agreements listed in Section 4.15(f) of the Company Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code. No parties other than the Company possess any current or contingent rights to any source code that is part of the Company Intellectual Property.

         (g) Except as set forth in Section 4.15 of the Company Disclosure Schedules, all of the copyrightable materials (including software) incorporated in or bundled with the Company's products have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party. The Company Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property, other than employees of the Company who have no rights in or to any Company Intellectual Property. Except as set forth in Section 4.15 of the Company Disclosure Schedules, the Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Parent.

         (h) For purposes of this Agreement, "YEAR 2000 COMPLIANT" means that the applicable system or item: (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date; in each case, without human intervention, other than original data entry. "YEAR 2000 COMPLIANT" refers to the ability of
(i) the Company Products; (ii) the Company's Internal Systems and (iii) the computer and data processing systems of the Company's suppliers and other third parties on whose products and services the Company relies. The Company Disclosure Schedule describes the Company's plan for achieving Year 2000 Compliance, the current status of such effort, the costs expended by the Company in 1998 towards year 2000 Compliance, and the anticipated future expenditures related to Year 2000 Compliance. Except as set forth in Section 4.15 of the Company Disclosure Schedule, all of the Company Products currently being marketed, distributed or licensed by the Company or which were marketed, distributed or licensed by the Company since January 1, 1997 are Year 2000 Compliant. The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of the Company, including without limitation any system belonging to any of the Company's suppliers, service providers or customers. The Company has taken and is taking all reasonably necessary and appropriate actions to achieve Years 2000 Compliance, and the annual cost of such reasonably anticipated actions and expenditures to achieve Year 2000 Compliance is not expected to be material. The costs of becoming Year 2000 Compliant are not expected to have a Material Adverse Effect on the results or operations or liquidity of the Company.

         (i) The Company Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. The Company Disclosure
Schedule includes a true and complete list of support and maintenance agreements relating to Company Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements.

         (j) Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company has obtained written agreements from all employees and third parties with whom Company has shared confidential proprietary information
(i) of the Company, or (ii) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Company has delivered or given access to all copies of such written agreements, as executed, to Parent. None of the present or former employees, officers or directors of the Company owns directly or indirectly, in whole or in part, any Company Intellectual Property or application therefor.

         (k) To the knowledge of the Company none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 4.15 of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to Parent complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to Parent complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

         SECTION 4.16  EMPLOYEES.

         (a) Section 4.16 of the Company Disclosure Schedule identifies a list of (a) the names, titles, annual salaries and all other compensation of all employees of the Company and (b) the wage rates for non-salaried employees of the Company (by classification) delivered to Parent. Neither the Company nor its officers or directors have any knowledge that any key employee of the Company intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within 6 months after the Closing Date.

         (b) Except as set forth in Section 4.16 of the Company Disclosure Schedule, each current and former officer, employee and consultant of the Company having access to confidential or proprietary information of the Company has executed and delivered to the Company an agreement regarding the protection of such confidential or proprietary information and the assignment of inventions to the Company in the form attached as Exhibits F-1, F-2, F-3 of F-4 hereto, as applicable; copies of the currently used forms of all such agreements have been delivered to Parent. The Company is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

         (c) The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has no material current labor dispute. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a Material Adverse Effect on its labor relations.

                  (d) Hours worked by and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters.

                  (e) All payments due from the Company on account of employee health and welfare insurance in respect of years and periods (and portions thereof) ended on or prior to the Closing Date were or will be paid prior to the Closing Date or accrued as a liability on the Company's Balance Sheet and previously disclosed to Parent.

                  (f) All severance and vacation payments which are or were due under the terms of any agreement, oral or written, in respect of years and periods (and portions thereof) ended on or prior to the Closing Date, were or will be paid prior to the Closing Date or accrued as a liability on the Company's Balance Sheet and previously disclosed to Parent.

         SECTION 4.17  ENFORCEABILITY OF CONTRACTS, ETC.

                  (a) No person, firm, corporation or entity who is a party to any contract, agreement, commitment or plan to which the Company is a party involving potential liability or obligation in excess of $10,000 (excluding warranty claims arising in the ordinary course of business and consistent with past practice, which are not expected by the Company to be material in the aggregate) has a valid defense, on account of non-performance or malfeasance by the Company, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

                  (b) Neither the Company, nor, to the knowledge of the Company, any other person, firm, corporation or entity, is in breach or violation of, or default under, any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending, or, to the knowledge of the Company, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company or, to the knowledge of the Company, any other person, firm, corporation or entity, under any contract, agreement, arrangement, commitment or plan to which the Company is a party except for such breaches, default or violations which would not have a Material Adverse Effect on the Company. The Company is not in breach or violation of, or default under, its Certificate of Incorporation or By-laws, and no event or action has occurred, is pending, or, to the knowledge of Company, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company under its Certificate of Incorporation or By-laws.

         SECTION 4.18  TAXES.

                  (a) The term "TAXES" as used herein means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "TAX RETURN" means any one of the foregoing Tax Returns. "TAX AUTHORITY" means any governmental authority responsible for the imposition of any Tax. "CODE" as used herein means the Internal Revenue Code of 1986, as amended.

                  (b) The Company has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Company were complete and correct in all material respects. Except as set forth on the Company Disclosure Schedule, none of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened. Except as set forth on the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to the Company, as of the date hereof, are set forth in the Company Audited Financial Statements or in the Company Disclosure Schedule. None of the Tax Returns filed by the Company contains a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

                  (c) Except as set forth in Section 4.18 of the Company Disclosure Schedule, the Company is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. The Company has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company is not, and has not been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has never received a written claim by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. The Company has not participated in an international boycott as defined in Section 999 of the Code. The Company does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the shares of outstanding capital stock of the Company are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, except for shares with respect to which a valid election under Section 83(b) has been filed. The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

                  (d) The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

                  (e) There are no liens for Taxes upon any of the assets, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of the Company did not, as of August 30, 1999, exceed by any material amount the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Unaudited Balance Sheet dated August 30, 1999, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. The Company has not incurred any liability for Taxes from August 30, 1999 through the Closing Date other than in the ordinary course of business consistent with past practice. The Company is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.

         SECTION 4.19 INSURANCE. Section 4.19 of the Company Disclosure Schedule sets forth a list of, and true and complete copies have previously been made available to Parent and Merger Sub of, all insurance policies and fidelity bonds covering the assets, business, operations and employees of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the material terms and conditions of all such policies and bonds. Except as otherwise set forth in Section 4.19 of the Company Disclosure Schedule, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 8, 1997 and remain in full force and effect.

         SECTION 4.20  BOOKS AND RECORDS.

                  (a) The books, records and accounts of the Company (i) are accurate and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years,
(ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and (iii) accurately and fairly reflect the basis for the Company Unaudited Financial Statements.

                  (b) The Company has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals in connection with the preparation of the annual unaudited financial statements of the Company and appropriate action is taken with respect to any differences.

         SECTION 4.21 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. The Company is not in violation of any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or process relating to the operation, conduct or ownership of the property, business or affairs of the Company except for violations that, individually or in the aggregate would not have a Material Adverse Effect on the Company.

         SECTION 4.22  ENVIRONMENTAL COMPLIANCE  [INTENTIONALLY LEFT BLANK]

         SECTION 4.23 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable terms and conditions of sale, license or lease of the Company, which are set forth in license agreements disclosed in Section 4.13 of the Company Disclosure Schedule and (ii) manufacturers' warranties for which the Company has any liability. Section 4.23 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of revenue in the future.

         SECTION 4.24  REAL ESTATE.

                  (a) Section 4.24 of the Company Disclosure Schedule contains a schedule setting forth and describing all real estate which is owned or leased by the Company, or in which the Company has any other right, title or interest. True and complete copies of each lease have been provided or made available to Parent and such leases constitute the entire understanding relating to the Company's use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. The Company is not in default in any material respect in the performance of obligations under any lease, and the Company does not know of any facts which with the giving of notice or the passage of time, or both, would constitute a default by the Company or any other party thereunder.

                  (b) To the knowledge of the Company, the improvements located on the real estate described in Section 4.24 of the Company Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending, or threatened against the Company.

         SECTION 4.25 BANK ACCOUNTS. Section 4.25 of the Company Disclosure Schedule contains a schedule setting forth and describing (i) all bank accounts owned or maintained by the Company and all authorized signatories with respect thereto; and (ii) safety deposit boxes maintained by the Company and all persons having access with respect thereto.

         SECTION 4.26 EMPLOYEE BENEFIT PLANS. Except as set forth in Section
4.26 of the Company Disclosure Schedule, neither the Company nor any person that together with the Company would be treated as a single employer (an "ERISA AFFILIATE") under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE") has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans (individually, a "PLAN" and collectively, the "PLANS") have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by the Company has resulted in, nor do the Company have knowledge of a non-exempt "PROHIBITED TRANSACTION" (as defined in ERISA) with respect to the Plans. Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

         SECTION 4.27 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for (a) the requirements of state securities laws and (b) the filing and recording of appropriate documents, including the Certificate of Merger, as provided by the laws of the State of Delaware, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.28 CONFLICTS OF INTEREST. Except as set forth in Section 4.28 of the Company Disclosure Schedule, to the knowledge of the Company and the Company Shareholders, none of the directors, officers, employees or shareholders of the Company (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, employee, director or securityholder of the Company.

         SECTION 4.29 ACCURACY OF REPRESENTATIONS. The representations made herein, subject to the Company Disclosure Schedule, and all certificates, documents and instruments furnished by the Company (or any of its directors, officers, employees or shareholders) in connection with this Agreement or the Merger including the Company Disclosure Schedule or any other transaction contemplated by this Agreement, and represented as being so furnished, are true and correct, and, when taken as a whole, do not contain any untrue statement of a material fact or knowingly omit to state any material fact necessary in order to make the statements included herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.30 AGREEMENT FROM CERTAIN AFFILIATES OF THE COMPANY. Prior to the execution of this Agreement, the Company shall have provided to Parent a list of those persons or entities who are affiliates of the Company. The Company shall also have provided Parent such information and documents as the Parent shall have reasonably requested for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its affiliates prior to the Closing Date. In order to help ensure that the Merger will be accounted for as a "pooling of interest", that the issuance of and any resale of the Consideration Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company is delivering to Parent simultaneously herewith, a Company Affiliate Agreement, in the form attached hereto as Exhibit I, executed by its affiliates. Parent shall be entitled to place appropriate legends on the certificates evidencing any Consideration Shares to be issued to affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, setting forth restrictions on transfer consistent with the terms of the Company Affiliate Agreement.

                                  ARTICLE IV-A

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY SHAREHOLDERS

         Each Company Shareholder executing and delivering this Agreement severally represents and warrants to Parent and Merger Sub as follows:

                  (a) Subject to applicable community property laws, such Company Shareholder is the lawful owner of the Company Shares to be exchanged for shares of Parent Common Stock pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Company Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                  (b) Such Company Shareholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the Company Shares in the manner provided herein, and this Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by such Company Shareholder and assuming this Agreement, the Registration Rights Agreement and the Escrow Agreement constitute valid and binding obligations of each party hereto and thereto other than such Company Shareholder, this Agreement, the Escrow Agreement and the Registration Rights Agreement are valid and binding agreements of such Company Shareholder enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon equitable remedies including the specific performance of certain types of obligations and public policy.

                  (c) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement by such Company Shareholder, compliance by such Company Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby or thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any agreement, indenture or other instrument to which such Company Shareholder is a party or by which such Company Shareholder or property of such Company Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Company Shareholder or property of such Company Shareholder.

                  (d) THAT SUCH COMPANY SHAREHOLDER UNDERSTANDS THAT SUCH COMPANY SHAREHOLDER'S INVESTMENT IN THE PARENT COMMON STOCK INVOLVES RISK.

                  (e) THAT SUCH COMPANY SHAREHOLDER HAS CONSULTED SUCH COMPANY SHAREHOLDER'S ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR HIM OR HER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO SUCH COMPANY SHAREHOLDER SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

                  (f) The Company has made available to such Company Shareholder, during the course of this transaction and prior to the acquisition of the Parent Common Stock, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Parent Common Stock and to obtain any additional information relating to the financial condition and business of the Company.

                  (g) Such Company Shareholder understands that he or she must bear the economic risk of this investment until such time as the Parent Common Stock is registered; that the Parent Common Stock being acquired by such Company Shareholder is not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; that such Company Shareholder is purchasing the Parent Common Stock for investment for such Company Shareholder's account and not with any present view toward resale or other distribution thereof; that such Company Shareholder agrees not to resell or otherwise dispose of all or any part of the Parent Common Stock, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and the Registration Rights Agreement and any regulations under the Securities Act and applicable state securities laws; that except as provided the Registration Rights Agreement, the Parent is under no obligation to register the Parent Common Stock under the Securities Act or any state securities law or to supply the information which may be necessary to enable such Company Shareholder to sell the Parent Common Stock; and that Rule 144 under the Securities Act is not now available as a basis for exemption from registration of any Parent Common Stock hereunder.

                  (h) Such Company Shareholder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in connection with this investment in the Parent Common Stock.

                  (i) Such Company Shareholder's overall commitment to investments which are not readily marketable is not disproportionate to such Company Shareholder's net worth and such Company Shareholder's investment in the Parent Common Stock will not cause such overall commitment to become excessive. The acquisition of the Parent Common Stock by such Company Shareholder is consistent with his general investment objectives.

                  (j) Such Company Shareholder received an offer concerning the Parent Common Stock and first learned of this investment in the state or other jurisdiction listed in the residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

                  (k) Such Company Shareholder acknowledges and warrants that, prior to the execution of this Agreement, he has had the opportunity to ask questions and receive answers from the Parent and Company concerning the terms and conditions of the transactions contemplated by this Agreement and the issuance of the Parent Common Stock, and concerning any of the documents identified above, and to obtain such additional further information from the Parent and Company as such Company Shareholder has deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to such Company Shareholder.

                  (l) Such Company Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by the Company, other stockholders of Company, Parent, and their respective counsel and accounting firms.

                                    ARTICLE V

                                    COVENANTS

         The following covenants shall apply to the period of time from the date hereof until the Effective Time unless otherwise specifically provided. All references to the Company in Article V shall refer to the Company.

         SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company will conduct its operations only in the ordinary and usual course of business and consistent with past practice and will use its best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going business shall not be impaired at the Effective Time. During such period the Company shall promptly report to Parent any occurrence or omission which shall have caused any representation or warranty of the Company hereunder to become untrue as of the time of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company. Without limiting the generality of the foregoing, and except as contemplated by this Agreement and the Company Disclosure Schedule, the Company will not, prior to the Effective Time, without the prior written consent of Parent in each instance:

                  (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of the Company (including Company Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution for outstanding Company Shares;

                  (b) purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class (including Company Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities;

                  (c) declare or pay any dividend or distribution on any shares of its capital stock other than as approved in writing by Parent;

                  (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition of assets or securities, any disposition of assets or securities, or any change in the Company's capitalization, or an entry into a material contract other than in the ordinary course of business or any amendment or modification of any material contract rights;

                  (e) except as may be contemplated herein, take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

                  (f) enter into any agreement, contract or commitment (other than in the ordinary course of business, agreements, contracts or commitments which were under negotiation on the date hereof and which are disclosed on the Company Disclosure Schedule, the Secured Note and the Security Agreement) which, if entered into prior to the date hereof, would be required to be listed in
Section 4.13 of the Company Disclosure Schedule and which involves a payment, obligation or commitment in excess of $10,000;

                  (g) enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (h) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (i) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

                  (j) agree in writing or otherwise to take any of the foregoing actions.

         SECTION 5.2  ACCESS AND INFORMATION; CONFIDENTIALITY.

                  (a) The Company shall afford to Parent and to Parent's accountants, counsel and other representatives access throughout the period prior to the Effective Time to its senior management, properties, books, contracts, commitments and records (including but not limited to tax returns) and all other information concerning its business, properties and personnel as Parent may reasonably request.

                  (b) Parent shall afford to the Company and to its counsel and to the Company Shareholders access throughout the period prior to the Effective Time to its senior management, and all other information concerning Parent as the Company or a Company Shareholder may reasonably request. The Company Shareholders shall also be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning the terms and conditions of the Merger and the issuance of shares of Parent Common Stock pursuant thereto.

                  (c) The Company and its affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, (i) all confidential documents and information concerning Parent and its affiliates furnished to the Company or its affiliates or representatives in connection with the transactions contemplated by this Agreement, and (ii) (after the Closing Date) all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (A) previously known on a nonconfidential basis by the Company, (B) in the public domain through no fault of the Company or (C) later lawfully acquired by the Company from sources other than the Parent (with respect to information described in clause (ii) above) or Parent; provided that the Company may disclose such information to its affiliates, stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The obligation of the Company to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information.

                  (d) Prior to the Closing Date and after any termination of this Agreement, Parent and its affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent or its affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. The obligation of Parent to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as they would take to preserve the confidentiality of its own similar information.

                  (e) If this Agreement is terminated in accordance with Section
8.1 hereof, Parent shall, and shall cause its accountants, counsel and other representatives to immediately destroy or deliver to the Company all documents and other material, and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Section 8.1 hereof, the Company shall, and shall cause its accountants, counsel and other representatives to, immediately destroy or deliver to Parent all documents and other material, and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

         SECTION 5.3 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations expeditiously and practicably to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non-actions, waivers, consents and approvals from governmental or regulatory bodies and to effect all necessary registrations and filings.

         SECTION 5.4 NO SOLICITATION. Unless and until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.1 hereof, the Company agrees that it will not directly or indirectly (or authorize its agents, investment bankers, officers, directors, employees, affiliates or representatives or any of their respective family members to) solicit, entertain, negotiate or discuss with any person or entity (other than Parent) the sale or licensing of the Company's products (other than transactions consistent with the Company's ordinary course of business) or the sale or transfer of the Company or the Company's business, whether by asset sale, stock sale, merger or any other form of business combination, joint venture or strategic alliance or enter into any agreement or understanding with respect thereto. If the Company (or any of its agents, investment bankers, officers, directors, employees, affiliates or representatives or any of their respective family members) shall receive any bona fide offer or proposal concerning the above, such offer or proposal shall be promptly delivered to Parent.

         SECTION 5.5 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         SECTION 5.6 INSURANCE. The Company will use its best efforts to maintain in force at the Effective Time policies of insurance of the same character and coverage as those described in Section 4.19 of the Company Disclosure Schedule and the Company will promptly notify Parent in writing of any changes in such insurance coverage occurring prior to the Effective Time.

         SECTION 5.7 POOLING. Parent, the Merger Sub, the Company and each of the Company Shareholders shall use all reasonable efforts, shall cooperate fully and shall take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles.

         SECTION 5.8 SHAREHOLDER APPROVAL. The Company shall use its best efforts to obtain the approval of the Merger, this Agreement and the transactions contemplated herein by the Company Shareholders.

         SECTION 5.9 REQUIRED NOTIFICATIONS. The Company shall, within a reasonable time after the Closing, notify the parties to those contracts listed in Section 4.6(a) of the Company Disclosure Schedule and identified as requiring notification upon a merger or a change in control affecting the Company.

         SECTION 5.10 SECTION 16 MATTERS. Assuming that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock in exchange for the Company Shares, and of options for Parent Common Stock upon conversion of the Outstanding Options, in each case pursuant to the transaction contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposes of for each such person, the material terms of any derivative securities, and that the approval is intended make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Shares held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the Outstanding Options held by each such Company Insider and expected to converted into options on Parent Common Stock in connection with the merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

         SECTION 5.11 CHANGES TO CERTIFICATE OF INCORPORATION OR BY-LAWS. Parent shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

         SECTION 5.12 TAX MATTERS. Parent intends to cause the Company to continue its historic business or use a significant portion of its business assets following the Merger (determined in accordance with the principles set forth in Treasury Regulation Section 1.368-1(d)(4)).

         From and after the Effective Time, Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided that the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject at its option to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by at least 95% in interest of the shareholders of the Company;

                  (b) all statutory requirements for the valid consummation by the Company, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been fulfilled; and all authorizations, waivers, consents, approvals and actions of all federal and state governmental agencies and authorities or other regulatory bodies required to be obtained in order to permit consummation by the Company, the Company Shareholders, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been obtained, without the imposition of a Burdensome Condition ("BURDENSOME CONDITION" shall mean the imposition of a material restriction on Parent's ability to operate the Company following the Effective Time or requiring Parent to dispose of assets of the Company or Parent following the Effective Time), unless any of Parent, the Company Shareholders, or the Company voluntarily agrees to satisfactorily resolve the Burdensome Condition;

                  (c) no court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Merger or otherwise materially adversely affecting the transactions contemplated by this Agreement;

                  (d) no investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges, or might reasonably be expected to result in a challenge to, this Agreement or the Merger or any other transaction contemplated hereby, or which claims, or might reasonably be expected to give rise to a claim for, damages in a material amount as a result of the consummation of the Merger or any other transaction contemplated hereby;

                  (e) the Company, the Indemnification Representation, Merger Sub, and Parent shall have executed and delivered the Escrow Agreement in substantially the form of Exhibit B;

                  (f) the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

         SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE COMPANY SHAREHOLDERS TO EFFECT THE MERGER. The obligation of the Company and the Company Shareholders to effect the Merger shall be subject at the option of the Company to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time; and the representations and warranties of Parent and Merger Sub set forth in Article III hereof shall be true, correct and complete as of the Effective Time as if made as of such time, except as contemplated or permitted by this Agreement; and at the Closing the Company shall have received certificates executed by the Presidents or Chief Executive Officer of Parent and Merger Sub to the foregoing effects;

                  (b) no action, suit, claim, investigation or proceeding shall be pending or threatened against Parent or its properties and assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole.

                  (c) at the Closing, there shall be delivered to the Company the opinion of Testa, Hurwitz & Thibeault, LLP, counsel for Parent and Merger Sub, dated the Closing Date, in form and substance satisfactory to the Company and its counsel and substantially as set forth in Exhibit C.

                  (d) Parent shall have executed Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in substantially the form of Exhibit D;

                  (e) all corporate and other proceedings to be taken by Parent and Merger Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

                  (f) at the Closing, the Company and its counsel shall have received copies of the following documents:

                       (i) (A) the Certificate of Incorporation of Parent and Merger Sub, respectively, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of each said Secretary dated as of a recent date as to the due incorporation and good standing of each of Parent and Merger Sub, and listing all documents of each on file with said Secretary.

                       (ii) a certificate of the Secretary or Assistant Secretary of each of Parent and Merger Sub dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Parent and Merger Sub, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of Parent and Merger Sub, as the case may be, authorizing the execution, delivery and performance of this Agreement and the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of Parent and Merger Sub, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of

Parent or Merger Sub, as the case may be, executing this Agreement, Registration Rights Agreement and Escrow Agreement, and any certificate or instrument furnished pursuant hereto and thereto, and a certification by another officer of Parent or Merger Sub, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this clause.

                  (g) no change in the business, assets, condition (financial or otherwise) or results of operations of Parent and its subsidiaries taken as a whole shall have occurred which individually or in the aggregate has resulted in, or will cause a Material Adverse Effect; and

                  (h) the Company shall have the right to waive in writing any of the foregoing conditions precedent.

         SECTION 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject at the option of Parent and Merger Sub to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company and the Company Shareholders set forth in Article IV and IV-A hereof shall be true, correct and complete as of the Effective Time as if made as of such time other than representations or warranties that speak as of a particular date, which shall continue to be true, correct and complete as of such date, and except as contemplated or permitted by this Agreement; and at the Closing Parent and Merger Sub shall have received a certificate executed by the President of the Company to the foregoing effects with respect to the agreements, representations and warranties of the Company;

                  (b) no action, suit, claim, investigation or proceeding shall be pending or threatened against the Company or its properties and assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise) or results of operations of the Company;

                  (c) At the Closing, there shall be delivered to Parent and Merger Sub the opinion of Foley, Hoag & Eliot LLP, counsel for the Company and the Company Shareholders, dated the Closing Date, in form and substance satisfactory to Parent and Merger Sub and their counsel and substantially as set forth in Exhibit E;

                  (d) Parent shall have received a letter from Pricewaterhouse Coopers LLP, auditors for Parent, in a form reasonably satisfactory to Parent, regarding its concurrence with the conclusion of Parent that both parties to the merger are poolable entities and that Parent may treat the Merger as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the Commission.

                  (e) the Company shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies, as well as all consents and waivers required under the Company's Certificate of Incorporation in each case in form and substance satisfactory to Parent and Merger Sub and their counsel, and no such consent, authorization or approval shall have been withdrawn;

                  (f) all corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Parent and Merger Sub and their counsel, and Parent and Merger Sub and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

                  (g) At or prior to the Closing, Parent shall have received copies of the following documents:

                       (i) (A) the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, and listing all documents of the Company on file with said Secretary.

                       (ii) A certificate of the Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii).

                       (iii) Such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent and Merger Sub or their counsel reasonably may request.

                  (h) Parent shall be satisfied, in its sole discretion after consultation with its counsel, that the approval of the Merger, this Agreement and all associated transactions by the Company Shareholders and the issuance of Parent Common Stock hereunder shall have been conducted in compliance with the Securities Act;

                  (i) The Company shall have furnished Parent with a true and complete copy of the Company Annual Unaudited Financial Statements and the Company Unaudited Interim Financial Statements.

                  (j) The Company shall have delivered to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent;

                  (k) No change in the business, assets, condition (financial or otherwise) or results of operations of the Company shall have occurred since the date of this Agreement which individually or in the aggregate has resulted in, or will cause a Material Adverse Effect.

                  (l) Holders of Outstanding Company Shares representing at least ninety-five percent (95%) of the voting power of Company Shares entitled to approve the Merger and the form of this Agreement shall have executed and delivered the Company's Shareholders' Consent in favor of the transactions contemplated herein.

                  (m) Each founder, Stefania Nappi, each officer and key employee, and marketing technology employee of the Company shall have executed an Employee Non-Disclosure, Invention and Covenant Not to Compete Agreement in substantially the form of Exhibits F-1, F-2, F-3 and F-4, respectively.

                  (n) No employee or other option holder of the Company shall have exercised any option to purchase shares of the Company's capital stock after the date hereof and prior to the Closing.

                  (o) Parent and Merger Sub shall have the right in their sole discretion to waive in writing any of the foregoing conditions precedent.

                  (p) Each Company Shareholder shall have executed a counterpart signature page to this Agreement for purposes of Article IV, Article IV-A and
Article VII.

                                   ARTICLE VII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                 INDEMNIFICATION

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the Company, Company Shareholders, Parent and Merger Sub contained herein or in any schedule, document, written statement, certificate or other instrument referred to herein or in the Escrow Agreement shall survive the execution and delivery of this Agreement and the Escrow Agreement, any investigation by or on behalf of the Company, the Company Shareholders, Parent or Merger Sub, as the case may be, and the completion of the transactions contemplated hereby and shall terminate on the first anniversary of the Closing or, if sooner, the date of publication of audited financial statements of Parent for the fiscal year ending June 30, 2000 (the "INDEMNIFICATION TERMINATION DATE"). Nothing contained herein shall be deemed to limit the rights or remedies of Parent with respect to a breach of the representations of Company contained in Section 4.15(a) - (g) and (j) regarding Company Intellectual Property (the "Intellectual Property Representations") and the representations of the Company Shareholders contained in Article IV-A hereof; provided, however, (i) the aggregate liability of any Company Shareholder in connection with the foregoing representations other than the Intellectual Property Representations shall not exceed the value of the Indemnification Escrow Shares deposited to the escrow fund on behalf of such Company Shareholder pursuant to this Agreement and the Escrow Agreement and (ii) the aggregate liability of any Company Shareholder in connection with the Intellectual Property Representations shall be limited in value to one-half of the Consideration Shares issued to such Company Shareholder, valued at the Merger Price, payable in Consideration Shares and/or cash; and provided, further, in each case that Minor Claims (as defined in Exhibit G of this Agreement) and the Company Threshold (as defined in Exhibit G of this Agreement) limitations shall apply with respect to claims for indemnification based on the foregoing representations.


                                  ARTICLE VIII

                        TERMINATION; AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By mutual written consent of Parent, Merger Sub and Company;

                  (b) By Parent or Merger Sub, if there has been a material breach of this Agreement on the part of the Company or any of the Company Shareholders with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the time scheduled for the Closing under Section 1.6 hereof or within 10 business days after written notice thereof from Parent or Merger Sub;

                  (c) By Company, or a Company Shareholder if there has been a material breach of this Agreement on the part of Parent or Merger Sub with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the time scheduled for the Closing under Section 1.6 hereof or within 10 business days after written notice thereof from Company; or

                  (d) By Parent, Merger Sub or by Company if, at or before the Closing, any conditions set forth herein for the benefit of Parent, Merger Sub or Company, as the case may be, (i) shall not have been timely met or (ii) shall have become impossible to satisfy; or

                  (e) By Parent, Merger Sub or by Company if: (i) the Closing of the transactions contemplated by this Agreement shall not have occurred on or before October 15, 1999 or such later date as may have been agreed upon in writing by the parties hereto; provided, that the right to terminate this Agreement under this clause (i) shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity, which would (A) prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger or (B) render Parent, Merger Sub or the Company unable to consummate the Merger.

         The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Merger Sub or the Company and the Company's Shareholders, except (i) the provisions of Section 5.2(c) hereof shall survive indefinitely; (ii) in the event this Agreement is terminated pursuant to Section 8.1(b), the reasonable, documented expenses incurred by Parent on behalf of Parent shall be paid by the Company; and (iii) in the event this Agreement is terminated pursuant to Section 8.1(c), the reasonable, documented expenses incurred by the Company on behalf of the Company shall be paid by Parent. All payments pursuant to this section shall be made within 30 days of a written claim.

         SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company, a majority of the Company Shareholders, Parent and Merger Sub; provided, however, that any amendment of
Section 2.2(b)(ii) and (v) hereof shall require the consent of the Indemnification Representative.

         SECTION 8.4 WAIVER. At any time prior to the Effective Time, the Company and Parent may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 BROKERS. Neither the Company nor the Company Shareholders have retained any investment banker, broker, finder or other intermediary to act on behalf of such party and who may be entitled to a fee or commission from Parent or the Company, or any affiliate thereof, in connection with, or upon consummation of, the transactions contemplated by this Agreement.

         SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by overnight courier, electronic facsimile transmission (and shall be deemed to have been duly given on the date of delivery if so given), or by first class mail (postage prepaid) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given) to the respective parties as follows at their addresses set forth in the preamble to this Agreement or any schedule attached hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

         SECTION 9.3 SUBSIDIARIES. When a reference is made in this Agreement to subsidiaries of Parent, the word "SUBSIDIARIES" means any corporation or other entity of which voting securities possessing voting power sufficient to elect a majority of the Board of Directors or similar body are, at the time which any determination is being made, beneficially owned by Parent or Company, as the case may be.

         SECTION 9.4 HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

         SECTION 9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including Parent and Company Disclosure Schedules, the Escrow Agreement and the Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions in Article II concerning the issuance of shares of Parent Common Stock in the Merger and the assumption of Outstanding Options and in Section 5.11 concerning the indemnification of directors and officers of the Company are intended for the benefit of the individuals referenced therein and may be enforced by them.

         SECTION 9.7 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either the Company, the Company Shareholders or Parent of the benefit of the bargain.

         SECTION 9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.

         SECTION 9.9 EXPENSES. Except as provided in Section 8.2, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by Parent if such costs and expenses were incurred on behalf of Parent, its shareholders or Merger Sub, and by the Company Shareholders if such costs and expenses were incurred on behalf of the Company or the Company Shareholders. All fees and expenses of PricewaterhouseCoopers L.L.P. and any filing fees in connection with any required filings shall be deemed to be incurred on behalf of Parent. If the Merger is consummated, Parent shall pay the reasonable, documented expenses incurred by the Company for accountants and attorneys incurred on behalf of the Company and in connection with the Merger up to a maximum amount not to exceed $60,000. If such expenses exceed $60,000, Parent may withdraw from the escrow account a sufficient number of Escrow Shares (valued at the Merger Price) equal to any amounts in excess of $60,000. Except as provided in Section 8.2, in the event the Merger is not consummated, all costs and expenses incurred by the Company shall be paid by the Company and the Company Shareholders.

         SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Company Shareholders and the Indemnification Representative have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.

                                 SILKNET SOFTWARE, INC.


                                 By:  /s/ Patrick J. Scannell, Jr.
                                   ------------------------------------------
                                 Title:  VP/CFO
                                   ------------------------------------------

                                 INSITE ACQUISITION CORP.

                                 By: /s/ Patrick J. Scannell, Jr.
                                   ------------------------------------------
                                 Title:  Vice President
                                   ------------------------------------------

                                 INSITE MARKETING TECHNOLOGY, INC.

                                 By: /s/ Stefania Nappi
                                   ------------------------------------------
                                 Title:  President, CEO
                                   ------------------------------------------

                                 /s/ Stefania Nappi
                                   ------------------------------------------
                                 Name:  Stefania Nappi
                                 as Indemnification Representative


                                 Company Shareholders:


                                 /s/ John D.C. Little
                                   ------------------------------------------
                                 JOHN D.C. LITTLE
                                 37 Conant Road
                                 Lincoln, MA 01773


                                 /s/ Glen L. Urban
                                   ------------------------------------------
                                 GLEN L. URBAN
                                 20 Pinebrook Road
                                 Carlisle, MA  01741



                                 JEFFREY STAMEN
                                 6 Conant Road
                                 Weston, MA 02493

                                 By: /s/ Glen Urban
                                   ------------------------------------------
                                 Glen Urban, under Power of Attorney dated
                                 September 29, 1999

                                 ------------------------------------------
                                 RON L. CHESLEY
                                 4800 Hwy A1A
                                 #216
                                 Vero Beach, FL 32963



                                 MARC S. GILMAN
                                 1015 Chestnut Street
                                 Manchester, NH  03104

                                 /s/ Stefania Nappi
                                 ------------------------------------------
                                 By: Stefania Nappi, under Power of Attorney, dated September 30, 1999

                                 THOMAS J. GOLIASH
                                 1560 Gulf Boulevard
                                 Penthouse #3
                                 Clearwater, FL 33767

                                 By: /s/ Stefania Nappi
                                   ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999


                                 MORTON E. GOULDER
                                 97 Ridge Road
                                 PO Box 419
                                 Hollis, NH 03049

                                 By: /s/ Stefania Nappi
                                   ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 DAVID J. JODOIN
                                 10 Chelsari Lane
                                 Hampstead, NH  03841

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 JAMES M. KENDALL
                                 676 Reef Road
                                 Vero Beach, FL 32963

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999

                                 GEORGE G. SCHWENK
                                 177 Merriam Hill Road
                                 Mason, NH  03048

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999


                                 MAURICE SEGALL
                                 1501 Beacon Street
                                 Apt. 1804
                                 Brookline, MA 02446

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999


                                 ROBERT F. SPROULL
                                 239 Kenrick Street
                                 Newton, MA  02458-2731

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 FRANCIS H. ZENIE
                                 166 Old Farm Lane
                                 Attleboro, MA  02703

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 JON D. GRUBER
                                 Gruber & McBaine
                                 50 Osgood Place - PH
                                 San Francisco, CA  94133

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 J. WYATT GRUBER
                                 c/o Gruber & McBaine
                                 50 Osgood Place - PH
                                 San Francisco, CA  94133

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------

                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 LINDSAY D. GRUBER
                                 c/o Gruber & McBaine
                                 50 Osgood Place - PH
                                 San Francisco, CA  94133

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999



                                 J. PATTERSON MCBAINE
                                 Gruber & McBaine
                                 50 Osgood Place - PH
                                 San Francisco, CA  94133

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 ERIC B. SWERGOLD
                                 c/o Gruber & McBaine
                                 50 Osgood Place - PH
                                 San Francisco, CA  94133

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 30, 1999


                                 JOHN N. LITTLE
                                 158 Woodland Street
                                 Sherborn, MA  01770

                                 By: /s/ John D.C. Little
                                    ------------------------------------------
                                 John D.C. Little, under Power of Attorney
                                 dated September 30, 1999


                                 SARAH A. LITTLE
                                 14 Montvale Road
                                 Wellesley, MA  02481

                                 By: /s/ John D.C. Little
                                    ------------------------------------------
                                 John D.C. Little, under Power of Attorney
                                 dated September 30, 1999

                                 THOMAS LITTLE
                                 80 Plymouth Road
                                 Newton, MA  02461

                                 By: /s/ John D.C. Little
                                    ------------------------------------------
                                 John D.C. Little, under Power of Attorney
                                 dated September 30, 1999


                                 RUEL D. LITTLE
                                 57 Monsen Road
                                 Concord, MA 01742

                                 By: /s/ John D.C. Little
                                    ------------------------------------------
                                 John D.C. Little, under Power of Attorney
                                 dated September 28, 1999


                                 ATLANTIC MANAGEMENT ASSOCIATES

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999


                                 TRUST INVESTMENTS

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999


                                 BELCOM LTD.

                                 By: /s/ Glen Urban
                                    ------------------------------------------
                                 Glen Urban, under Power of Attorney
                                 dated September 29, 1999


                                 DRANE ASSOCIATES L.P.

                                 By: /s/ Glen Urban
                                    ------------------------------------------
                                 Glen Urban, under Power of Attorney
                                 dated September 30, 1999


                                 THE ANTHONY M. HELIES REVOCABLE TRUST

                                 By: /s/ Stefania Nappi
                                    ------------------------------------------
                                 Stefania Nappi, under Power of Attorney
                                 dated September 29, 1999

                                 HARRIS AND HARRIS GROUP, INC.

                                 By: /s/ Mel P. Melshelmer
                                    ------------------------------------------
                                 Name:  Mel P. Melshelmer
                                 Title:  President

                                    Exhibit A

                              CERTIFICATE OF MERGER

                                       OF
                            InSite Acquisition Corp.,
                             a Delaware corporation

                                  WITH AND INTO

                       InSite Marketing Technology, Inc.,
                             a Delaware corporation

         Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporation, which is organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         FIRST: The name and state of incorporation of each of the constituent corporations are as follows: InSite Marketing Technology, Inc., a Delaware corporation ("InSite"), and InSite Acquisition Corp., a Delaware corporation ("Merger Sub").

         SECOND: An Agreement and Plan of Merger and Reorganization by and among Silknet Software, Inc., a Delaware corporation, Merger Sub, InSite, Stefania Nappi, as Indemnification Representative and certain stockholders of InSite, dated as of October 5, 1999 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation is INSITE MARKETING TECHNOLOGY, INC.

         FOURTH: The certificate of incorporation of InSite shall be the certificate of incorporation of the surviving corporation.

         FIFTH: The effective date of the merger shall be the date on which this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

         SIXTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 85 River Street, Suite 8, Waltham, Massachusetts 02453.

         SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         IN WITNESS WHEREOF, INSITE MARKETING TECHNOLOGY, INC., a Delaware corporation, has caused its corporate seal to be affixed and this certificate to
be signed by Stefania Nappi, its President, this     day of October, 1999.

                                 InSite Marketing Technology, Inc.,
                                 a Delaware corporation

                                 By:    /s/ Stefania Nappi
                                    ------------------------------------------
                                            Stefania Nappi
                                            President

                                    Exhibit B


                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is entered into as of October 5, 1999, by and among Silknet Software, Inc., a Delaware corporation (referred to herein as "Silknet" or the "Indemnified Party"), American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), and Stefania Nappi (the "Indemnification Representative") and the shareholders (the "InSite Shareholders") of InSite Marketing Technology, Inc., a Delaware corporation ("InSite"). Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 (the "Merger Agreement").

                                    RECITALS

         WHEREAS, Silknet, InSite Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Silknet ("Merger Sub"), InSite and certain InSite Shareholders have entered the Merger Agreement, pursuant to which Merger Sub will merge with and into InSite (the "Merger"), with InSite surviving the Merger.

         WHEREAS, Section 2.2 of the Merger Agreement provides that at the Closing 49,713 shares of common stock, par value $.01 per share, of Silknet (including any dividend or equitable adjustment thereon in the event of a stock split, stock dividend, stock recombination, recapitalization or like event, the "Escrow Shares") shall be deposited by Silknet in escrow (such deposit and any future deposits pursuant to Section 4 herein constituting the "Escrow Fund") and shall be held as collateral for the indemnification obligations of the InSite Shareholders under Exhibit G of the Merger Agreement (which Exhibit G is attached hereto as Appendix A);

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Merger Agreement; and

         WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited into, held in, and disbursed from, the Escrow Fund.

         NOW, THEREFORE, the parties to this Agreement agree as follows:

         1. ESCROW; INDEMNIFICATION AND VALUE OF ESCROW SHARES.

         (a) ESCROW FUND. The Escrow Agent agrees to accept delivery of such Escrow Shares and to hold such Escrow Shares delivered to it in escrow subject to the terms and conditions of this Agreement. Silknet and the Indemnification Representative agree that the Escrow Agent will hold the Escrow Shares subject to the terms and conditions set forth herein and as set forth in Exhibit G of the Merger Agreement (collectively, the "Escrow Provisions") until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement.

         (b) INDEMNIFICATION. The Escrow Agent is hereby notified that the InSite Shareholders have agreed pursuant to the Merger Agreement to indemnify Silknet in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by InSite, as the surviving corporation of the Merger or Silknet or any affiliate thereof resulting from, relating to or constituting:

         (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of InSite contained in the Merger Agreement or the Company Disclosure Schedule (as defined in the Merger Agreement);

         (ii) any failure of any InSite Shareholder to have good, valid and marketable title to the issued and outstanding shares of InSite common stock, $.001 par value per share (the "InSite Common Stock") issued in the name of such InSite Shareholder, free and clear of all liens, encumbrances or other security interests; or

         (iii) any claim by a stockholder or former stockholder of InSite, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of InSite; (ii) any rights of a stockholder (other than the right to receive the Consideration Shares pursuant to the Merger Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of InSite; or (iv) any claim that his, her or its shares were wrongfully repurchased by InSite.

         (c) VALUE OF ESCROW SHARES. For purposes of this Agreement and
Exhibit G of the Merger Agreement, the Escrow Shares shall be valued at $36.397 per share, subject to appropriate equitable adjustment in the event of a stock split, stock dividend, stock recombination, recapitalization or like event (the "Escrow Per Share Value"). Silknet agrees to notify the Escrow Agent in writing as to any such adjustment in the Escrow Per Share Value.

         (d) DETERMINATION OF NUMBER OF ESCROW SHARES. Anytime the Escrow
Agent is obligated to release Escrow Shares to Silknet under the terms of this Agreement, the number of Escrow Shares to be released to Silknet shall be equal to the amount of the Claim (as defined in Section 2(b)(i) hereof), or other cost or expense reimbursement to be satisfied pursuant to Section 6 hereof, divided by the Escrow Per Share Value. If the calculation herein results in a fractional number of Escrow Shares, such number of Escrow Shares shall be rounded, up or down, as the case may be, to the nearest whole number of Escrow Shares.

         2. RELEASE FROM ESCROW.

         (a) DELIVERY OF ESCROW SHARES. On the Effective Date, Silknet will deliver the Escrow Shares to the Escrow Agent for deposit into the Escrow Fund.

         (b) RELEASE TO THE INDEMNIFICATION REPRESENTATIVE.

                  (i) so long as any portion of the Escrow Fund remains held pursuant to this Agreement, the Escrow Agent shall deliver to Silknet that portion of the Escrow Fund equal in value to the amount of claims for Damages (a "Claim") by Silknet if any, which have been settled or finally determined between Silknet and the Indemnification Representative in accordance with Section 6 below;

                  (ii) All representations and warranties contained in the Merger Agreement or the Company Disclosure Schedule shall (a) survive the Closing and any investigation at any time made by or on behalf of Silknet and (b) shall expire on the earlier of (i) one day prior to the first anniversary of the Closing Date, or (ii) the issuance of the first independent audit report concerning the financial statements of Silknet containing thirty (30) days of combined post-merger operations of Silknet and the Company (the "Release Date). If Silknet delivers to the Indemnification Representative, before expiration of a representation or warranty, either a Notice of Claim (as defined in Section 5(a) hereof) based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, Silknet reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Silknet, the Silknet shall promptly so notify the Indemnification Representative; and if the Silknet has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Release Date with respect to such Expected Claim Notice, the Indemnification Representative and the Silknet shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the InSite Shareholders.

                  (iii) within thirty (30) days following the Release Date, the Escrow Agent shall deliver to the Indemnification Representative any remaining portion of the Escrow Fund held pursuant to this Agreement minus (i) an amount equal in value to the amount of Claims of Silknet under Section 1(b) and Section 5, if any, that have been settled or finally determined between Silknet and the Indemnification Representative on or before the Release Date but have not, as of that date, been delivered to Silknet hereunder and (ii) an amount equal in value to the amount of any unresolved Claim by Silknet, if any, set forth in Silknet's Notice of Claim pursuant to Section 5 below given on or prior to the Release Date. Such retained portion of the Escrow Fund shall be retained only until the claim for indemnification pursuant to which such portion is being retained is settled or finally determined between Silknet and the Indemnification Representative in accordance with Section 6 below.

         (c) RELEASE OF ESCROW FUND. The Escrow Fund will be held by the
Escrow Agent in accordance with the terms of this Agreement until required to be released pursuant to this Agreement. Silknet will take such action as may be necessary to cause released Escrow Shares to be in the name of the InSite Shareholders.

         (d) NO ENCUMBRANCE. Neither the Escrow Fund nor any Escrow Shares, nor any beneficial interest therein, may be pledged, sold, assigned or transferred, including by operation of law, by the Indemnification Representative or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Indemnification Representative (other than pursuant to this Escrow Agreement).

         3. VOTING RIGHTS. In the event of a meeting or written action of stockholders of Silknet during the term of this Agreement, the Escrow Agent shall send to InSite Shareholders copies of any notices, proxies and proxy material received by it in connection with such meeting. Silknet hereby undertakes to independently furnish copies of all such notices, proxies and proxy materials directly to the InSite Shareholders and to cooperate with the Escrow Agent to facilitate the exercise by the InSite Shareholders of voting rights in the Escrow Shares. Upon request of an InSite Shareholder, the Escrow Agent shall execute and deliver a proxy authorizing such InSite Shareholder to vote the whole number of such InSite Shareholder's Escrow Shares.

         4. DIVIDENDS AND DISTRIBUTIONS. All dividends and other distributions or rights paid on or granted with respect to the Escrow Shares shall be added to the Escrow Fund and shall be held hereunder upon the same terms as the Escrow Shares. Any cash in the Escrow Fund shall be held by the Escrow Agent uninvested in a non-interest bearing account.

         5. NOTICE OF CLAIM.

         (a) Each notice of a Claim by Silknet (the "Notice of Claim") shall be delivered in writing at the same time to the Indemnification Representative and the Escrow Agent, and shall contain the following information:

                  (i) Silknet's good faith estimate of the reasonably foreseeable amount of the claimed Damages; (the "Claimed Amount")

                  (ii) a brief description of the facts, circumstances or events giving rise to the claimed Damages based on Silknet's good faith belief thereof; and

                  (iii) the specific bases upon which indemnification may be sought.

         (b) The Escrow Agent will not release any portion of the Escrow Fund to Silknet pursuant to a Notice of Claim until such Notice of Claim has been resolved or is uncontested in accordance with this Agreement.

         6. RESOLUTION OF NOTICE OF CLAIM AND RELEASE OF ESCROW FUND. Any Notice of Claim received by the Indemnification Representative and the Escrow Agent pursuant to Section 5 above will be resolved as follows:

         (a) Silknet shall give written notification to the Indemnification Representative of the commencement of any suit or proceeding relating to a third party claim for which indemnification may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnification Representative may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to the Merger Agreement, and (B) the ad damnum is less than or equal to the amount of Damages for which the InSite Shareholders are liable under the Merger Agreement and the indemnification provisions contained herein, and (ii) the Indemnification Representative may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnification Representative does not so assume control of such defense, the Indemnified Party shall control such defense.

         The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Party reasonably concludes that the InSite Shareholders and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. Neither the Indemnification Representative nor the InSite Shareholders shall agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnification Representative, which shall not be unreasonably withheld or delayed.

         (b) Within 20 days after delivery of a Notice of Claim, the Indemnification Representative shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnification Representative shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, in which case the Indemnification Representative and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Silknet such number of Escrow Shares as have an aggregate Escrow Value Per Share equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") in which case the Indemnification Representative and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Silknet such number of Escrow Shares as have an aggregate Escrow Value Per Share equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnification Representative in the Response disputes the liability of the InSite Shareholders for all or part of the Claimed Amount, the Indemnification Representative and the Indemnified Party shall follow the procedures set forth in Section 6(d) below for the resolution of such dispute (a "Dispute").

         (c) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnification Representative and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnification Representative and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnification Representative and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section (c) shall not obligate the Indemnification Representative and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnification Representative and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnification Representative nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnification Representative and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnification Representative, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnification Representative and the Indemnified Party shall be shared equally by the Indemnification Representative (and shared among the InSite Shareholders as provided in the Merger Agreement) and the Indemnified Party. The Indemnification Representative and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to Silknet and/or the InSite Shareholders (which notice shall be consistent with the terms of the resolution of the Dispute).

         (d) Notwithstanding the other provisions of this Agreement, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to the Merger Agreement, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Section 6, and
(iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Section, for any such Damages for which it is entitled to indemnification pursuant to the Merger Agreement (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification), under the terms of the Merger Agreement). If the indemnified party exercised its rights pursuant to this Section 6, it shall advise the Indemnifying Party prior to exercising such right and in good faith seek to solicit the views of the Indemnifying Party with respect to any such matters. The payment or satisfaction of any obligation pursuant to this Section shall not itself evidence the existence or amount of damages.

         (e) For purposes of this Section 6, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in this Section) shall be deemed to refer to the Indemnification Representative. The Indemnification Representative shall have full power and authority on behalf of each InSite Shareholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the InSite Shareholders under this Agreement. The Indemnification Representative shall have no liability to any InSite Shareholder for any action taken or omitted on behalf of the InSite Shareholders pursuant to this Agreement.

         (f) In the event that the Indemnification Representative does not contest a Notice of Claim (or contests only a portion of the claim) in writing to the Escrow Agent and Silknet within twenty (20) days after such Notice of Claim is deemed delivered pursuant to Section 13 below, the Escrow Agent will
(i) promptly release to Silknet in accordance with Silknet's written instructions that portion of the Escrow Fund equal in value to the amount specified in the Notice of Claim (that is not contested) and (ii) notify the Indemnification Representative of such transfer in writing.

         (g) If a lawsuit is commenced as to any matter relating to this Agreement or the Escrow Shares, all of the parties to this Agreement shall waive any right to trial by jury.

         (h) Silknet need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement. Silknet may make claims against the Escrow Fund and in satisfaction thereof may recover all or a portion of the Escrow Fund, in accordance with and subject to the terms of this Agreement, without making any other claims directly against the Indemnification Representative and without rescinding or attempting to rescind the transactions consummated pursuant to the Merger Agreement. The assertion of any single claim for indemnification hereunder will not bar Silknet from asserting other claims hereunder. Notwithstanding the foregoing, if Silknet elects to make a claim against the Escrow Fund for any breach or default by InSite under the Merger Agreement arising out of an action against a person not a party to the Merger Agreement (a "Third Person Claim"), then the Indemnification Representative shall be subrogated to the rights of Silknet with respect to such Third Person Claim, and Silknet shall assign all of its rights in connection with such Third Person Claim necessary for the Indemnification Representative to assert such claim against such third party.

         (i) Whether or not there is a Notice of Claim being disputed pursuant to Section 6(b) (ii) or (iii) hereof, the Escrow Agent shall release to Silknet, upon receipt of a Statement of Cost of Investigation (as defined below) that portion of the Escrow Fund necessary to reimburse Silknet for all costs of investigation (including reasonable attorneys' fees, costs and expenses) actually incurred in connection with a Third Person Claim. Such fees, costs and expenses shall be specified in reasonable detail in a written statement or statements delivered to the Escrow Agent and the Indemnification Representative and each such statement shall cover one calendar month (each a "Statement of Cost of Investigation").

         (j) The Escrow Agent is authorized and directed to deliver any Escrow Funds due the Indemnification Representative under this Agreement in accordance with Section 2(b) after (i) delivery to Silknet of that portion of the Escrow Fund equal in value to the aggregate amount of any payments to the Escrow Agent's or Silknet attorneys' and accountants' and other fees and expenses incurred on behalf of the Indemnification Representative as contemplated by this Agreement under Section 9, and (ii) withholding that portion of the Escrow

Fund equal in value to the amount of any costs and expenses payable by Silknet relating to potential disputes or Damages arising with respect to indemnification or other obligations of the Indemnification Representative under this Agreement. Such delivery of all or a portion of the Escrow Fund to the Indemnification Representative shall be as set forth in writing by the Indemnification Representative and Silknet.

         (k) As to compliance with any of the foregoing restrictions and limitations, the Escrow Agent shall have no responsibility to independently calculate or otherwise determine such matters but may rely conclusively on the other parties hereto in their related requests and instructions.

         7. LIMITATIONS ON CLAIMS AND DAMAGES.

         (a) Notwithstanding anything to the contrary herein, (i) the InSite Shareholders shall not be liable under the Merger Agreement unless and until the Damages arising out of any Claim arising out of the same event or series of events or events of a similar nature exceed, with respect to InSite, $5,000 (a "Minor Claim") (it being agreed that such claims are immaterial in nature and accordingly not subject to indemnification hereunder) and unless and until the aggregate Damages for which the InSite Shareholders would otherwise be liable exceed, with respect to InSite, $100,000 (the "Company Threshold") (at which point the InSite Shareholders shall become liable for the aggregate Damages in excess of, with respect to InSite, $100,000). For purposes solely of this
Section 7, all representations and warranties of InSite in Article IV of the Merger Agreement shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties. Nothing contained herein or the Merger Agreement shall be deemed to limit the rights or remedies of Silknet with respect to a breach of the representations of InSite contained in Section 4.15(a) - (g) and (j) of the Merger Agreement regarding Company Intellectual Property (the "Intellectual Property Representations") and the representations of the InSite Shareholders contained in Article IV-A of the Merger Agreement; provided, however, (i) the aggregate liability of any InSite Shareholder in connection with the foregoing representations other than the Intellectual Property Representations shall not exceed the value of the Escrow Shares held on behalf of such InSite Shareholder and (ii) the aggregate liability of any InSite Shareholder in connection with the Intellectual Property Representations shall be limited in value to one-half of the Consideration Shares issued to such InSite Shareholder, valued at the Escrow Per Share Value, payable in Consideration Shares and/or cash; and provided, further, in each case that Minor Claims and the Company Threshold shall apply with respect to claims for indemnification based on the foregoing representations.

         Pursuant to Section 9.9 of the Merger Agreement, Silknet shall pay the reasonable, documented expenses incurred by InSite for accountants and attorneys incurred on behalf of InSite in connection with the Merger up to a maximum amount not to exceed $60,000. If such expenses exceed $60,000, Silknet may withdraw from the Escrow Fund a sufficient number of Escrow Shares (valued at the Escrow Per Share Value) equal to any amount incurred by Silknet in excess of $60,000. The Company Threshold and Minor Claims shall not apply to these expenses incurred by InSite (or paid by Silknet) in excess of $60,000.

         (b) Except with respect to a breach of the Intellectual Property Representations, a breach of a representations or warranties set forth in
Article IV-A of the Merger Agreement or claims based on fraud, this Agreement shall be the exclusive means for Silknet to collect any Damages for which it is entitled to indemnification.

         (c) Except with respect to a breach of an Intellectual Property Representation, a breach of a representation or warrant set forth in Article IV-A of the Merger Agreement or claims based on fraud, after the Closing, the rights of Silknet under this Agreement shall be the exclusive remedy of Silknet with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in the Merger Agreement. This Agreement is intended to secure the indemnification obligations of the InSite Shareholders under the Merger Agreement.

         (d) No InSite Shareholder shall have any right of contribution against InSite or the Surviving Corporation with respect to any breach by InSite of any of its representations, warranties, covenants or agreements. The liability of the InSite Shareholders shall be several and not joint and no such stockholder shall have any liability which exceeds such stockholder's pro rata portion of the Escrow Shares, except with respect to (i) any claims based on fraud of an InSite Shareholder or (ii) a breach of Article IV-A of the Merger Agreement by an InSite Shareholder (a "Breaching Indemnifying Shareholder") in which case, that portion of the Escrow Shares held for the benefit of such Breaching Indemnifying Shareholder shall be available to Silknet in connection with a claim based on (i) or (ii) hereof.

         8. LIMITATION OF THE ESCROW AGENT'S LIABILITY.

         (a) The parties acknowledge and agree that the Escrow Agent shall not be responsible for any of the agreements referred to herein but shall only be obligated for the performance of such duties as are specifically set forth herein. The Escrow Agent (and its directors, officers and employees) will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity or accuracy thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In no event shall the Escrow Agent be liable for indirect, special, punitive or consequential damages. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement, including the amount of Escrow Shares. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel (which may be in-house counsel), and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under this Agreement involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

         (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund or should a third party make a claim on such Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do any of the following: (i) resign so a successor can be appointed pursuant to Section 10, (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) retain all or any of the Escrow Fund in its possession, without liability to anyone, until such dispute shall have been settled as contemplated in Section 6. In no event shall the Escrow Agent be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability of the Escrow Agent unless it shall have been furnished with acceptable indemnification. In the event an interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and the non-prevailing party in such dispute will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 8 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 9). The resignation of the Escrow Agent under this section shall not affect the right of the Escrow Agent to be paid any amount due to the Escrow Agent hereunder.

         (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

         9. ESCROW AGENT EXPENSES.

         (a) All fees and expenses including attorney's fees of the Escrow Agent incurred in entering into this Agreement and in the ordinary course of performing its responsibilities (in accordance with the attached fee schedule which may be subject to change annually) hereunder will be paid by Silknet upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses including attorney's fees, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of the Escrow Fund or the validity of a Claim or Claims by Silknet will be paid by the non-prevailing party in such dispute, provided, however, if neither party has clearly prevailed, the arbitrator or judge may apportion such fees and expenses between Silknet and the Indemnification Representative. The Indemnification Representative's liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Silknet and recovered as a claim hereunder out of the Escrow Fund. If Silknet has paid the Indemnification Representative's portion of such fees and expenses as permitted under this Section 9 then the Escrow Agent will, upon written demand by Silknet, transfer to Silknet a portion of the Escrow Fund equal in value to such portion of fees and expenses.

         In the event the Escrow Shares remaining in the Escrow Fund are not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability by reason of its acceptance or administration of this Escrow Agreement, Silknet and the Indemnification Representative, jointly and severally, agree to indemnify the Escrow Agent, its officers, directors and employees, against any such liability or for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Such joint and several liability shall not diminish the right of either Silknet or the Indemnification Representative to pursue the other for payment of such fees and expenses, which shall be shared equally between Silknet and the Indemnification Representative. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

         (b) Silknet and the Indemnification Representative, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the holding and payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions of late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Silknet and the Indemnification Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Silknet and the Indemnification Representative, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The provisions of Sections 9(a) and (b) shall survive the termination of this Agreement.

         10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of resignation to the Indemnification Representative and Silknet, specifying by not less than thirty (30) days prior written notice of such date when such resignation will take effect. Silknet will designate a successor Escrow Agent prior to the expiration of such thirty (30) day period by giving written notice to the Escrow Agent and the Indemnification Representative. Silknet may appoint a successor Escrow Agent without the consent of the Indemnification Representative so long as such successor is a bank or trust company with assets of at least One Hundred Million Dollars ($100,000,000), and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which consent will not be unreasonably withheld, conditioned or delayed. The Escrow Agent will promptly transfer the Escrow Fund to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 10, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

         11. LIMITATION OF RESPONSIBILITY; NOTICES. The Escrow Agent's duties are limited to those set forth in this Escrow Agreement, and no additional duties or obligations shall be implied; and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent hereunder.

         12. [INTENTIONALLY LEFT BLANK]

         13. NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or (d) three (3) business days following when mailed postage prepaid by first class mail, postage prepaid, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.

Escrow Agent:                        American Stock Transfer & Trust Company
                                     40 Wall Street, 46th Floor
                                     New York, NY  10005
                                     Attention:    Karen Lazar
                                     Facsimile:  (718) 921-8310

Indemnification Representative:      Stefania Nappi
                                     InSite Marketing Technology, Inc.
                                     85 River Street
                                     Suite 8
                                     Waltham, MA 02453
                                     Facsimile: (781) 894-4674

With copy to:                        Foley, Hoag & Eliot LLP
                                     One Post Office Square
                                     Boston, MA 02109
                                     Attn: Robert L. Birnbaum
                                     Facsimile: (617) 832-7000

Silknet:                             Silknet Software, Inc.
                                     50 Phillippe Cote Street
                                     Manchester, NY  03101
                                     Attention:  Patrick J. Scannell, Jr.

With copy to:                        Testa Hurwitz, & Thibeault, LLP
                                     Oliver Street Tower
                                     125 High Street
                                     Boston, MA  02110
                                     Attention:  John Hession
                                     Facsimile:  (617) 248-7100


         14. GENERAL.

         (a) GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

         (b) BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

         (d) ENTIRE AGREEMENT. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement, provided that with respect to the Escrow Agent, this Agreement (without reference to any other agreements) sets forth the entire understanding of the parties. Notwithstanding anything to the contrary in the previous sentence, Silknet and the Indemnification Representative agree that, in the event that any term(s) or provision(s) of this Agreement conflict(s) with a term or provision of the Merger Agreement, the term(s) and condition(s) of the Merger Agreement will control (except with respect to the responsibilities of the Escrow Agent). The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

         (e) WAIVERS. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

         (f) AMENDMENT. This Agreement may be amended with the written consent of Silknet, the Escrow Agent and the Indemnification Representative. In addition, if the Escrow Agent does not agree to an amendment agreed upon by Silknet and the Indemnification Representative, Silknet will appoint a successor Escrow Agent in accordance with Section 10.

         (g) ARBITRATION. Except as set forth in Section 6 regarding Claims for Damages, Silknet and the Indemnification Representative agree that any controversy or claim arising out of, or relating to, the breach of this Agreement will be settled by arbitration by, and in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will have the right to assess, against a party or among the parties, as the arbitrator(s) deem reasonable, (i) administrative fees of the American Arbitration Association, and (ii) compensation, if any, to the arbitrator(s). Arbitration hearings will be held in the county where the principal office of the Escrow Agent is located.

         (h) CONSENT TO JURISDICTION AND SERVICE. Silknet and the Indemnification Representative hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions of proceeding brought against Silknet and the Indemnification Representative by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Silknet and the Indemnification Representative hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Silknet and the Indemnification Representative, as the case may be, at their respective addresses in accordance with Section 13 hereof.

         (i) FORCE MAJEURE. Neither Silknet nor the Indemnification Representative nor Escrow Agent shall be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         (j) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                                  SILKNET SOFTWARE, INC.:


                                  By:
                                      --------------------------------
                                      Name: James C. Wood
                                      Title:President & Chief Executive Officer


                                  ESCROW AGENT:
                                  AMERICAN STOCK TRANSFER & TRUST COMPANY


                                  -------------------------------------
                                  By:
                                  Title:



                                  INDEMNIFICATION REPRESENTATIVE


                                  -------------------------------------
                                  Stefania Nappi

                                   APPENDIX A


                        EXHIBIT G TO THE MERGER AGREEMENT

                                    Exhibit C


         FORM OF OPINION TO BE ISSUED BY TESTA, HURWITZ & THIBEAULT, LLP


                       (i) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, respectively, with corporate power to own its property and to conduct its business as now conducted.

                       (ii) The execution and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by Parent and Merger Sub, and the performance of their obligations hereunder and thereunder will not result in the violation of any order or decree known to such counsel of any court binding upon Parent or Merger Sub or their respective property, or conflict with or constitute a default under the certificate of incorporation or by-laws of Parent or the articles or organization or by-laws of Merger Sub.

                       (iii) Each of this Agreement, the Escrow Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by Parent and Merger Sub, as applicable, and is binding upon and enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

                       (iv) All authorizations, consents and approvals of all governmental agencies and authorities of the United States, the State of Delaware and the Commonwealth of Massachusetts required in order to permit consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Escrow Agreement have been obtained (it being understood that such counsel need not express an opinion with respect to antitrust and trade regulation laws or state "blue sky" laws).

                       (v) The Shares of Parent Common Stock deliverable pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and to such counsel's knowledge are not subject to any preemptive rights or rights of first refusal either arising pursuant to any agreement or instrument to which Parent is a party or which are otherwise binding upon Parent; and

                       (vi) Based upon the representations of the Company and the Company Shareholders, the issuance and delivery of the shares of Parent Common Stock to the Company Shareholders pursuant to this Agreement do not require registration under the Securities Act.

                       (vii) Upon the filing of the Certificate of Merger, the Merger will be effective under the laws of Delaware.

                                   Exhibit D

                         REGISTRATION RIGHTS AGREEMENT

                                                                 October 5, 1999

To each of the several Stockholders
named in Schedule I hereto

Gentlemen:

         An Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 has been entered into by Silknet Software, Inc., a Delaware corporation (the "Company"), InSite Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, InSite Marketing Technology, Inc., a Delaware corporation ("InSite"), and those shareholders of InSite named on the signature pages thereto (the "Merger Agreement"). As a condition to the closing of the transactions contemplated by the Merger Agreement, the Company has agreed to enter into this Registration Rights Agreement with each of you (collectively, the "InSite Stockholders") and the Company hereby covenants and agrees with each of you as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

                  "Conversion Shares" shall mean the shares of Common Stock of the Company issued in exchange for the acquisition of the outstanding shares of capital stock of InSite pursuant to the terms of the Merger Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean the person who is then the record owner of Registrable Securities which have not been sold to the public.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4 or Section 5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other securityholders, and the expense of any special audits incident to or required by any such registration.

                  "Registrable Securities" shall mean (i) all of the Conversion Shares issued in connection with the Merger Agreement and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event.

                  "Restricted Stock" shall mean the Conversion Shares, excluding Conversion Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933 , as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         2. Restrictive Legend. Each certificate representing Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Conversion Shares (other than under the circumstances described in Sections 4 or 5), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Conversion Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4.       Registration on Form S-3.

                  (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act, in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in this Agreement, the Holders of Registrable Securities shall have the right to request one (1) registration on Form S-3 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided that in no event shall the Company be required to register shares with an aggregate market value (measured at the time of the receipt by the Company of such request) of less than $5,000,000. Upon the receipt of a request under this Section 4, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use all reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Neither the Company nor any other shareholder may include shares in a registration effected under this Section 4 without the consent of the Holders holding a majority of the Registrable Securities sought to be included in such registration if the inclusion of shares by the Company or the other shareholders would limit the number of Registrable Securities sought to be included by the Holders or reduce the offering price thereof. No registration initiated by Holders hereunder shall count as a registration under this Section 4 unless and until it shall have been declared effective.

                  (b) The Company shall select the underwriter for an offering made pursuant to this Section 4.

         5.       "Piggy Back" Registrations.

                  (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) Promptly give to each Holder of Registrable
Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) Use its reasonable best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the maximum amount that the underwriter considers saleable shall be apportioned: First, to the Company to the extent of the shares to be registered for its own account, if any, second, among the selling shareholders exercising their demand registration rights to the extent such shareholders requested securities to be included in the registration statement, and then pro rata among the selling Holders and all other selling shareholders according to the number of shares each Holder and shareholder requested to be included in the registration statement.

                  (b) The Company shall select the underwriter for an offering made pursuant to this Section 5.

                  (c) In addition to the rights granted under Section 4 and
Section 5(a) of this Agreement, the Company hereby agrees that it shall make commercially reasonable efforts (subject to market conditions) to file with the Commission a registration statement on Form S-1 within four (4) months of the closing date under the Merger Agreement, including shares of Common Stock to be sold on behalf of the Company and/or any holder of registration rights who notifies the Company of its intention to participate in accordance with the registration rights provisions contained in (i) Article VI of the Company's Series C Preferred Stock Purchase Agreement dated as of May 11, 1998, (ii)
Article VI of the Company's Series D Preferred Stock Purchase Agreement dated as of

February 26, 1999 and (iii) this Agreement, if the reasonably anticipated aggregate price to the public of the shares of Common Stock to be included in such registration would exceed $10,000,000 in gross proceeds to the Company and/or selling securityholders; provided, however, that if the offering is anticipated to result in gross proceeds of less than $10,000,000 but greater than $5,000,000, then the holders of Registrable Securities shall be limited to selling in such offering no more than 30% of their Registrable Securities. In any case, any such offering must result in gross proceeds of at least $5,000,000 to the Company and/or selling securityholders. As soon practicable following filing of the registration statement described in the immediately preceding sentence with the Commission, the Company shall use all commercially reasonable efforts to cause such registration statement to become effective.

         6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 4 or Section 5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

         7. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

                  (a) Keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws;

                  (b) Use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

                  (c) Furnish such number of prospectuses, prospectus supplements or amendments and other documents incident thereto as a Holder from time to time may reasonably request;

                  (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5(c) hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by all of the Holders included in such registration;

                  (e) To the extent then permitted under applicable professional guidelines and standards, obtain (i) an opinion, dated the effective date of the registration statement, of counsel representing the Company for the purposes of such registration in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities and (ii) a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in a public issuance of securities, addressed to the underwriters, if any, and the Holders requesting registration of the Registrable Securities, and provide copies thereof to the Holders; and

                  (f) Permit the counsel to the selling shareholders whose expenses are being paid pursuant to Section 6 hereof to inspect and copy such corporate documents as such counsel may reasonably request.

         8.       Indemnification.

                  (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each other Holder and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his securities.

                  (c) Each party entitled to indemnification under this
Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 8 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which includes an admission of fault on the part of an Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified

Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its out-of-pocket expenses paid in connection with such assistance.

                  (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 5 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 5 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (d).

         9. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

         10. Exception to Registration. The Company shall not be required to effect a registration under this Agreement if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holders of Registrable Securities, such Holders may sell without registration under the Securities Act the Registrable Securities for which they requested registration under the provisions of the Securities Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect; provided that this Section 10 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Securities Act. Notwithstanding the foregoing, in no event shall the provisions of this Section 10 be construed to preclude a Holder of Registrable Securities from exercising rights under Section 5 for a period of two (2) years after the effective date of the Company's initial registration of shares under the Securities Act.

         11. Delay of Registration. For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement filed pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel, reasonably believes:

                  (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company's securities,
(ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                  (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities Act) to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         13. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the Conversion Shares owned by any InSite Stockholder.

         14. Damages. The Company recognizes and agrees that the holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure, any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance based on there being an adequate remedy at law.

         15. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         16. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or the by-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         17.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued pursuant to the Merger Agreement to the direct or indirect transferor of such transferee or
(ii) such transferee is a partner, shareholder or affiliate of a party hereto.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                  if to the Company or any other party hereto, at the address of such party set forth in the Merger Agreement;

                  if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) The obligations of the Company to register shares of Restricted Stock under Sections 4 or 5 shall terminate on the fifteenth (15th) anniversary of the date of this Agreement.

                  (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                       Very truly yours,

                                       SILKNET SOFTWARE, INC.

                                       By:_______________________________
                                       Name: James C. Wood
                                       Title: President, Chief Executive
                                              Officer and Chairman of the Board

AGREED TO AND ACCEPTED as of the date first above written.

INSITE STOCKHOLDERS:

------------------------------
JOHN D.C. LITTLE
37 Conant Road
Lincoln, MA  01773

------------------------------
GLEN L. URBAN
20 Pinebrook Road
Carlisle, MA  01741

JEFFREY STAMEN
6 Conant Road
Weston, MA  02493

By: ___________________________
Glen Urban, under Power of Attorney dated                 , 1999


------------------------------
RON L. CHESLEY
4800 Hwy A1A
#216
Vero Beach, FL  32963

------------------------------
MARC S. GILMAN
1015 Chestnut Street
Manchester, NH  03104

THOMAS J. GOLIASH
1560 Gulf Boulevard
Penthouse #3
Clearwater, FL  33767

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


MORTON E. GOULDER
97 Ridge Road
PO Box 419
Hollis, NH  03049

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999

DAVID J. JODOIN
10 Chelsari Lane
Hampstead, NH  03841

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


JAMES M. KENDALL
676 Reef Road
Vero Beach, FL  32963

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


GEORGE G. SCHWENK
177 Merriam Hill Road
Mason, NH  03048

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


MAURICE SEGALL
1501 Beacon Street
Apt. 1804
Brookline, MA  02446

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


ROBERT F. SPROULL
239 Kenrick Street
Newton, MA  02458-2731

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


FRANCIS H. ZENIE
166 Old Farm Lane
Attleboro, MA  02703

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999

JON D. GRUBER
Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999



J. WYATT GRUBER
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


LINDSAY D. GRUBER
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999



J. PATTERSON MCBAINE
Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


ERIC B. SWERGOLD
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: ___________________________
Stefania Nappi, under Power of Attorney dated                        , 1999


JOHN N. LITTLE
158 Woodland Street
Sherborn, MA  01770

By: ___________________________
John D.C. Little, under Power of Attorney dated                      , 1999

SARAH A. LITTLE
14 Montvale Road
Wellesley, MA  02481

By: ___________________________
John D.C. Little, under Power of Attorney dated                      , 1999


THOMAS LITTLE
80 Plymouth Road
Newton, MA  02461

By: ___________________________
John D.C. Little, under Power of Attorney dated                     , 1999


RUEL D. LITTLE
57 Monsen Road
Concord, MA  01742

By: ___________________________
John D.C. Little, under Power of Attorney dated                    , 1999


ATLANTIC MANAGEMENT ASSOCIATES

By: ___________________________
Stefania Nappi, under Power of Attorney dated                      , 1999


TRUST INVESTMENTS

By: ___________________________
Stefania Nappi, under Power of Attorney dated                      , 1999


BELCOM LTD.

By: ___________________________
Glen Urban, under Power of Attorney dated                          , 1999


DRANE ASSOCIATES L.P.

By: ___________________________
Glen Urban, under Power of Attorney dated                           , 1999


THE ANTHONY M. HELIES REVOCABLE TRUST

By: ___________________________
Stefania Nappi, under Power of Attorney dated                      , 1999

HARRIS AND HARRIS GROUP, INC.

By:___________________________
Name:
Title:

                                    Exhibit E

             FORM OF OPINION TO BE ISSUED BY FOLEY, HOAG & ELIOT LLP

                  (i) The Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power to own its property and to conduct its business as now conducted. The Company is qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

                  (ii) The authorized, issued and outstanding capital stock of the Company on the Closing Date is as set forth in the Company Disclosure Schedule. Immediately prior to the Closing, except as set forth in the Company Disclosure Schedule, to the knowledge of such counsel, no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in the Company Disclosure Schedule or as provided for in the Certificate of Incorporation of the Company, to the knowledge of such counsel, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (iii) The issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable; all of the outstanding shares of capital stock of the Company did not require registration under the Securities Act or any state securities law (assuming the accuracy of representations made by purchasers of such stock).

                  (iv) To such counsel's knowledge, there is no litigation, action, suit, investigation, or proceeding pending, or threatened, against or affecting the Company except as set forth in the Company Disclosure Schedule.

                  (v) The execution of this Agreement by the Company, and the performance of its obligations hereunder and thereunder, will not result in the violation of any order or decree known to such counsel of any court binding upon the Company or its property, or conflict with or constitute a default under, the Certificate of Incorporation or by-laws of the Company or under any note, debt instrument, security agreement or mortgage, or any other material agreement or commitment by which the Company is bound, to such counsel's knowledge or result in the creation or imposition of any lien or encumbrance in favor of any third person upon any of the property of the Company.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company, and is binding upon and enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

                  (vii) All authorizations, consents and approvals of all governmental agencies and authorities required in order to permit consummation by the Company of the transactions contemplated by this Agreement have been obtained.

                  (viii) Upon the filing of the Certificate of Merger at the Effective Time, the Merger shall be effective under the laws of the State of Delaware.

                                   EXHIBIT F-1

                             SILKNET SOFTWARE, INC.

                     NONCOMPETITION, NONDISCLOSURE AGREEMENT

               (FOR FOUNDERS OF INSITE MARKETING TECHNOLOGY, INC.)

         The undersigned, _______________________________________, a Founder and
Investor in InSite Marketing Technology, Inc. (the "COMPANY") in consideration for and as a condition of its merger with SILKNET SOFTWARE, Inc. (the "SILKNET"), hereby agrees with as follows:

         1. NONCOMPETITION COVENANT. For a period of three (3) years following the closing of the merger of Silknet and the Company (the "MERGER"), the Founder agrees that he will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is directly competitive with the products and services being designed, marketed, distributed or developed by the Company. For purpose of this Agreement, the Company's products and services are software programs and the support of such programs that assist in selling products on the internet or through other electronic channels by making product recommendations based on a consumer's stated preferences. The foregoing restriction shall not prohibit Founder from owning securities of any publicly-traded company that is engaged in the same business as the Company as long as Founder does not own at any time more than three percent (3%) of such class of equity securities of such company.

         2. NONSOLICITATION. For a period of three (3) years after the Merger, the Founder will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's or Silknet's customers, business or prospective customers on behalf of any enterprise or organization which is competitive to the business of the Company or Silknet. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company or Silknet at any time during this three-year period. For a period of three (3) years after the Merger, the Founder will not solicit or discuss with any employee of the Company the employment of such Company employee by any commercial enterprise, other than for the benefit of Silknet, nor recruit, attempt to recruit, directly hire, or directly attempt to hire any such Company employee.

         3. NONDISCLOSURE OBLIGATION. As consideration for the merger of Silknet and the Company, the Founder hereby assigns to the Company and Silknet any right, title or interest which the Founder may have or claim with respect to the intellectual property not in the public domain, proprietary information, inventions, or software programs previously used or licensed in the business of the Company. The Founder will not at any time, whether during or after the merger, for any reason whatsoever (other than to promote and advance the business of the Company) for a period of five (5) years, reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company, including its research and development activities; product designs, prototypes and technical specifications; marketing plans and strategies; or other nonpublic financial information of the Company so far as they have come or may come to the Founder's knowledge. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Founder;
(ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Silknet; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Founder shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to Silknet, whether directly or indirectly.

         4. REMEDIES UPON BREACH. The Founder agrees that any breach of this Agreement by the Founder could cause irreparable damage to Silknet. The Silknet shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Founder's obligations hereunder.

         5. MISCELLANEOUS. Any waiver by Silknet of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of Silknet. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. The Founder recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company as it inures to Silknet. The Founder agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2 and 3 of this Agreement are reasonable as to duration and scope.

         6. ACADEMIC ACTIVITIES. Nothing in this Agreement shall restrict the normal activities and obligations of the undersigned Founder with respect to research, teaching, executive education, administration, and other duties as a professor at MIT; provided, however, that the Founder will not disclose any proprietary, confidential, or trade secret information of the Company obtained prior to the Merger date.

         IN WITNESS WHEREOF, the undersigned Founder and Silknet have executed this Agreement as of this ____ day of ________________________, 1999.

SILKNET SOFTWARE, INC.                               FOUNDER:


BY: ___________________________                      ___________________________
                                                     Signature
TITLE: _________________________

                                   EXHIBIT F-2

                             SILKNET SOFTWARE, INC.

     NON-SOLICITATION, NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

                        (FOR OFFICERS AND KEY EMPLOYEES)

         The undersigned, STEFANIA NAPPI, in consideration for and as a condition of my employment as an employee (the "EMPLOYEE") of SILKNET SOFTWARE, INC. or any of its subsidiaries the "COMPANY"), hereby agrees with the Company as follows:

         1. NONSOLICITATION. During the period of employment by the Company and for a period of one (1) year after termination of such employment (for any reason), the Employee will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's customers, business or prospective customers in existence at the time of termination of such employment. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company at the time of the Employee's termination. During such employment with the Company and for a period of one (1) year thereafter, the Employee WILL NOT SOLICIT, ENTICE, ATTEMPT TO RECRUIT OR HIRE, OR HIRE any employee of the Company for the employment of such Company employee by any commercial enterprise, other than for the benefit of the Company. Notwithstanding any other provision contained in this Section, the following activities shall be permitted under this Agreement: the Employee shall be permitted to hire (i) any Company employee who has terminated employment with the Company at the time the offer for hire was made by the Employee, or has otherwise provided notice of termination to the Company; (ii) any current or former Company employee where the person is offered employment by the Employee's organization following a response by that employee to a general advertisement regarding employment opportunities which was made in any newspaper, trade journal or other magazine or periodical, or through a employment recruitment agency, and where no direct solicitation was previously made by the Employee directly of that Company employee prior to the employee's response to such advertisement or recruiting agency or where the Employee's organization had no prior contact with that Company employee prior to the employee's response to the advertisement.

         2. NONDISCLOSURE OBLIGATION. The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company: including its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; or nonpublic financial information of the Company so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly.

         3. ASSIGNMENT OF INVENTIONS. The Employee expressly understands and agrees that any and all right or interest he obtains in any designs, trade secrets, technical specifications and technical data, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him during the term of this Agreement which relate to his employment with the Company are expressly regarded as "works for hire" (the "INVENTIONS"). The Employee hereby assigns to the Company the sole and exclusive right to such Inventions. The Employee agrees that he will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of the Employee under this Section shall continue beyond the termination of the Employee's employment with respect to such Inventions conceived of, reduced to practice, or developed by the Employee during the term of this Agreement. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

         The assignment of Inventions is not intended to apply to any invention that (i) was developed entirely on the Employee's own time and effort; (ii) used no equipment, supplies, facility, trade secrets or confidential information of the Company in its development; and (iii) does not relate to the business of the Company at the time OF THE DEVELOPMENT, or to the Company's actual or reasonably anticipated research and development activities at the time OF THE DEVELOPMENT.

         4. NONCOMPETITION COVENANT. For a period ending with the later of eighteen (18) months following the closing of the merger of Silknet and the Company (the "MERGER") or twelve (12) months following termination of employment by Silknet, the undersigned agrees that she will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is directly competitive with the products and services being designed, marketed, distributed or developed by the Company. For purpose of this Agreement, the Company's products and services are software programs and the support of such programs that assist in selling products on the Internet or through other electronic channels by making product recommendations based on a consumer's stated preferences. The foregoing restriction shall not prohibit the undersigned from owning securities of any publicly-traded company that is engaged in the same business as the Company as long as the undersigned does not own at any time more than three percent (3%) of such class of equity securities of such company.

         5. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment.

         6. REMEDIES UPON BREACH. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder.

         7. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Hampshire. The Employee understands that this Agreement does not create an obligation on the part of the Company to continue the Employee's employment with the Company. The Employee is employed as an employee "at will."

         The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the

Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3 and 4 of this Agreement are reasonable as to duration and scope.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this ____ day of _________________________________, 1999.

SILKNET SOFTWARE, INC.                               EMPLOYEE:

BY: ___________________________                      ___________________________

TITLE: _________________________

                                  EXHIBIT F-3

                             SILKNET SOFTWARE, INC.

    NON-SOLICITATION, NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

                        (FOR OFFICERS AND KEY EMPLOYEES)

         The undersigned, _________________ in consideration for and as a condition of my employment as an employee (the "EMPLOYEE") of SILKNET SOFTWARE, INC. or any of its subsidiaries the "COMPANY"), hereby agrees with the Company as follows:

            1. NONSOLICITATION. During the period of employment by the Company and for a period of one (1) year after termination of such employment (for any reason), the Employee will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's customers, business or prospective customers in existence at the time of termination of such employment. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company at the time of the Employee's termination. During such employment with the Company and for a period of one (1) year thereafter, the Employee will not solicit, entice, attempt to recruit or hire, or hire any employee of the Company for the employment of such Company employee by any commercial enterprise, other than for the benefit of the Company. Notwithstanding any other provision contained in this Section, the following activities shall be permitted under this Agreement: the Employee shall be permitted to hire (i) any Company employee who has terminated employment with the Company at the time the offer for hire was made by the Employee, or has otherwise provided notice of termination to the Company; (ii) any current or former Company employee where the person is offered employment by the Employee's organization following a response by that employee to a general advertisement regarding employment opportunities which was made in any newspaper, trade journal or other magazine or periodical, or through a employment recruitment agency, and where no direct solicitation was previously made by the Employee directly of that Company employee prior to the employee's response to such advertisement or recruiting agency or where the Employee's organization had no prior contact with that Company employee prior to the employee's response to the advertisement.

            2. NONDISCLOSURE OBLIGATION. The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company: including its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; or nonpublic financial information of the Company so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly.

            3. ASSIGNMENT OF INVENTIONS. The Employee expressly understands and agrees that any and all right or interest he obtains in any designs, trade secrets, technical specifications and technical data, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him during the term of this Agreement which relate to his employment with the Company are expressly regarded as "works for hire" (the "INVENTIONS"). The Employee hereby assigns to the Company the sole and exclusive right to such Inventions. The Employee agrees that he will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of the Employee under this Section shall continue beyond the termination of the Employee's employment with respect to such Inventions conceived of, reduced to practice, or developed by the Employee during the term of this Agreement. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

         The assignment of Inventions is not intended to apply to any invention that (i) was developed entirely on the Employee's own time and effort; (ii) used no equipment, supplies, facility, trade secrets or confidential information of the Company in its development; and (iii) does not relate to the business of the Company at the time OF THE DEVELOPMENT, or to the Company's actual or reasonably anticipated research and development activities at the time OF THE DEVELOPMENT.

         4. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment.

         5. REMEDIES UPON BREACH. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder.

         6. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Hampshire. The Employee understands that this Agreement does not create an obligation on the part of the Company to continue the Employee's employment with the Company. The Employee is employed as an employee "at will."

         The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3 and 4 of this Agreement are reasonable as to duration and scope.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this ____ day of _________________________________, 1999.

SILKNET SOFTWARE, INC.                               EMPLOYEE:


BY: ___________________________                      ___________________________

TITLE: _________________________

                                  EXHIBIT F-4

                       INSITE MARKETING TECHNOLOGY, INC.

                     INVENTION AND NON-DISCLOSURE AGREEMENT

                (FOR ALL INSITE MARKETING TECHNOLOGY EMPLOYEES)

         The undersigned employee (the "EMPLOYEE") of InSite Marketing Technology (the "Company") hereby agrees as follows:

         1. NONDISCLOSURE OBLIGATION. The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly.

         2. ASSIGNMENT OF INVENTIONS. The Employee expressly understands and agrees that any and all right or interest he has obtained prior to the date hereof, or which he obtains in any designs, trade secrets, technical specifications and technical data, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him during the term of this Agreement which relate to his employment with the Company, including services rendered to the Company prior to the date of this Agreement, are expressly regarded as "works for hire" (the "INVENTIONS"). The Employee hereby assigns to the Company the sole and exclusive right to such Inventions. The Employee agrees that he will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of the Employee under this Section shall continue beyond the termination of the Employee's employment with respect to such Inventions conceived of, reduced to practice, or developed by the Employee during the term of this Agreement. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

         The assignment of Inventions is not intended to apply to any invention that (i) was developed entirely on the Employee's own time and effort; (ii) used no equipment, supplies, facility, trade secrets or confidential information of the Company in its development; and (iii) does not relate to the business of the Company or to the Company's actual or reasonably anticipated research and development activities.

         3. MISCELLANEOUS. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder. All covenants hereunder shall inure to the benefit of and be enforceable by the successors of the Company, including any direct successor to the capital stock or assets of the Company by way or merger or other business combination, including Silknet Software, Inc.. The second paragraph of Section 2 shall apply only to the research and development activities of the Company at the time of any termination of employment (or any direct successor to the business of the Company, such as Silknet software, Inc.). This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. The Employee understands that this Agreement does not create an employment obligation on the part of the Company.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this ____ day of _________________________, 1999.


INSITE MARKETING TECHNOLOGY, INC.                    EMPLOYEE:


BY: ___________________________                      ___________________________

TITLE: __________________________                    ___________________________

                                   Exhibit G

                           INDEMNIFICATION PROVISIONS

         1. INDEMNIFICATION BY THE COMPANY SHAREHOLDERS. The Company Shareholders receiving the Merger Shares pursuant to the Merger Agreement (the "INDEMNIFYING STOCKHOLDERS") shall indemnify Parent in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("DAMAGES") incurred or suffered by the Surviving Corporation or Parent or any affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in the Merger Agreement or the Company Disclosure Schedule;

                  (b) any failure of any Company Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Shareholder, free and clear of all liens, encumbrances or other security interests; or

                  (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Consideration Shares pursuant to the Merger Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

         2. INDEMNIFICATION BY PARENT. Parent shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Parent or the Merger Sub contained in the Merger Agreement.

         3.       INDEMNIFICATION CLAIMS.

         (a) A party entitled, or seeking to assert rights, to indemnification under the Merger Agreement (an "INDEMNIFIED PARTY") shall give written notification to the party from whom indemnification is sought (an "INDEMNIFYING PARTY") of the commencement of any suit or proceeding relating to a third party claim for which indemnification may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to the Merger Agreement, and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under the Merger Agreement and the indemnification provisions contained herein, and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense.

         The party not controlling such defense (the "NON-CONTROLLING PARTY") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "CONTROLLING PARTY") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

         (b) In order to seek indemnification under this Exhibit G, an Indemnified Party shall give written notification (a "CLAIM NOTICE") to the Indemnifying Party which contains (i) a description and the amount (the "CLAIMED AMOUNT") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Exhibit G for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is Parent, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

         (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "RESPONSE") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is Parent, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Parent such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is Parent, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Parent such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section (d) below for the resolution of such dispute (a "DISPUTE"). For purposes of this Exhibit G, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market over the SIXTY-DAY consecutive trading days ending on the second day before the execution of this Agreement (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting Parent Common Stock since the beginning of such five-day period), multiplied by the number of such Escrow Shares.

         (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR PROCEDURE"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR SERVICE"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section (c) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is Parent, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to Parent and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

         (e) Notwithstanding the other provisions of this Exhibit G, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article, for any such Damages for which it is entitled to indemnification pursuant to this Article (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article). If the indemnified party exercised its rights pursuant to this Section (f), it shall advise the Indemnifying Party prior to exercising such right and in good faith seek to solicit the views of the Indemnifying Party with respect to any such matters. Notwithstanding anything in Section 1 above, the payment or satisfaction of any obligation pursuant to this Section 3(f) shall not itself evidence the existence or amount of damages.

         (f) For purposes of this Section 3 and the last two sentences of
Section 4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 3 or Section 4) shall be deemed to refer to the Indemnification Representative, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 3 or Section
4) shall be deemed to refer to the Indemnification Representative. The Indemnification Representative shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this Article. The Indemnification Representative shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article.

         4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants of the Company, Company Shareholders, Parent and Merger Sub contained in the Merger Agreement or in any schedule, document, written statement, certificate or other instrument referred to the Merger Agreement or in the

Escrow Agreement shall survive the execution and delivery of the Merger Agreement and the Escrow Agreement, any investigation by or on behalf of the Company, the Company Shareholders, Parent or Merger Sub, as the case may be, and the completion of the transactions contemplated the Merger Agreement and shall terminate on the first anniversary of the Closing or, if sooner, the date of publication of audited financial statements of Parent for the fiscal year ending June 30, 2000. Nothing contained in the Merger Agreement shall be deemed to limit the rights or remedies of Parent with respect to a breach of the representations of contained in Section 4.15(a) - (g) and (j) of the Merger Agreement regarding Company Intellectual Property and the representations of the Company Shareholders contained in Article IV-A of the Merger Agreement.

         If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "EXPECTED CLAIM NOTICE"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Release Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

         5.       LIMITATIONS.

         (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of Parent for Damages under this Section 5 of Exhibit G shall not exceed cash in an amount equal to the fair market value of the Indemnification Escrow Shares), and (ii) neither the Indemnifying Stockholders nor Parent shall be liable under this Exhibit G unless and until the Damages arising out of any claim arising out of the same event or series of events or events of a similar nature exceed, with respect to the Company, $5,000 and with respect to Parent, $175,000 (a "Minor Claim") (it being agreed that such claims are immaterial in nature and accordingly not subject to indemnification hereunder) and unless and until the aggregate Damages for which the Indemnifying Stockholders or Parent would otherwise be liable exceed, with respect to the Company, $100,000 (the "Company Threshold") and with respect to the Parent, $3,500,000 (at which point the Indemnifying Stockholders and Parent shall become liable for the aggregate Damages in excess of, with respect to the Company, $100,000 and with respect to Parent, $3,500,000). For purposes solely of this Article, all representations and warranties of the Company in Article IV of the Merger Agreement and all representations and warranties of Parent and the Merger Subsidiary in Article III shall be construed as if the term "material" and any reference to Material Adverse Effect (and variations thereof) were omitted from such representations and warranties. Nothing contained herein or the Merger Agreement shall be deemed to limit the rights or remedies of the Parent with respect to a breach of the representations of the Company contained in Section 4.15(a) - (g) and (j) of the Merger Agreement regarding Company Intellectual Property and the representations of the Indemnifying Stockholders contained in Article IV-A of the Merger Agreement; provided, however,(i) the liability of any Indemnifying Stockholder in connection with the foregoing representations other than the Intellectual Property Representations shall not exceed the value of the Indemnification Escrow Shares deposited to the escrow fund on behalf of such Company Shareholder pursuant to the Merger Agreement and the Escrow Agreement and (ii) the aggregate liability of any Company Shareholder in connection with the Intellectual Property Representations shall be limited in value to one-half of the Consideration Shares issued to such Company Shareholder, valued at the Merger Price, payable in Consideration Shares and/or cash; and provided, further, in each case that Minor Claims and the Company Threshold limitations shall apply with respect to claims for indemnification based on the foregoing representations; provided, further, however, that Minor Claims and the Company Threshold limitations shall not to apply to expenses in excess of $60,000 withdrawn from the escrow account pursuant to Section 9.9 of the Merger Agreement.

         (b) Except with respect to a breach of the Intellectual Property Representation, a breach of a representations or warranties set forth in Article IV-A of the Merger Agreement or claims based on fraud, the Escrow Agreement shall be the exclusive means for Parent to collect any Damages for which it is entitled to indemnification under this Exhibit G.

         (c) Except with respect to a breach of an Intellectual Property Representation, a breach of a representation or warrant set forth in Article IV-A of the Merger Agreement or claims based on fraud, after the Closing, the rights of the Parent under the Escrow Agreement shall be the exclusive remedy of the Parent with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in the Merger Agreement. The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under the Merger Agreement. Except with respect to claims based on fraud, after the Closing, the rights of the Indemnifying Stockholders under Exhibit G and the Merger Agreement shall be as set forth in Section 5(a) of this Exhibit G.

         (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. The liability of the Indemnifying Stockholders shall be several and not joint and no such stockholder shall have any liability which exceeds such stockholder's pro rata portion of the Escrow Shares, except with respect to (i) any claims based on fraud of an Indemnifying Stockholder or (ii) a breach of
Article IV-A of the Merger Agreement by an Indemnifying Stockholder (a "Breaching Indemnifying Stockholder") in which case, that portion of the Escrow Shares held for the benefit of such Breaching Indemnifying Stockholder shall be available to the Parent in connection with a claim based on (i) or (ii) hereof.

         6. DEFINITIONS. Any term used in this Exhibit G not defined herein shall have the meaning assigned to it in the Merger Agreement.

                                    EXHIBIT H

                           SILKNET AFFILIATE AGREEMENT

                                                                 October 5, 1999

Silknet Software, Inc.
50 Phillippe Cote Street
Manchester, NH  03101

InSite Marketing Technology, Inc.
85 River Street
Suite 8
Waltham, Massachusetts   02453

Ladies and Gentlemen:

         An Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 (the "Merger Agreement") has been entered into by and among Silknet Software, Inc. (the "Buyer"), InSite Acquisition Corp. (the "Transitory Subsidiary") and InSite Marketing Technology, Inc. (the "Company"). The Merger Agreement provides for the merger of the Transitory Subsidiary with and into the Company. In accordance with the Merger Agreement, the shares of each class of capital stock of the Company (collectively, the "Company Stock") shall be converted into shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock"), as described in the Merger Agreement.

         The undersigned may be deemed to be an "affiliate" of the Buyer within the meaning of the rules relating to pooling of interests accounting. In consideration of the mutual agreements set forth in the Merger Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

         1. Pooling Requirements. The undersigned has not, within the 30 days prior to the Effective Time (as defined in the Merger Agreement), sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, or reduced the undersigned's interest in or risk relating to, any shares of Buyer Common Stock or Company Stock owned by the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of capital stock of the Buyer, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 135, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Buyer and the Company.

         2.       Miscellaneous.

                  (a) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

         The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Buyer.

                               Very truly yours,

                                   ---------------------------------------
                                   Signature

                                   ---------------------------------------
                                   Print Name

Accepted:

SILKNET SOFTWARE, INC.

---------------------------
(signature)

---------------------------
(print name and title)

---------------------------
(date)

INSITE MARKETING TECHNOLOGY, INC.

---------------------------
(signature)

---------------------------
(print name and title)

---------------------------
(date)

                                                                       Exhibit I

                           INSITE AFFILIATE AGREEMENT

                           COMPANY AFFILIATE AGREEMENT

                                                                 October 5, 1999

Silknet Software, Inc.
50 Phillippe Cote Street
Manchester, NH  03101

InSite Marketing Technology, Inc.
85 River Street
Suite 8
Waltham, Massachusetts   02453

Ladies and Gentlemen:

         An Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 (the "Merger Agreement") has been entered into by and among Silknet Software, Inc. (the "Buyer"), InSite Acquisition Corp. (the "Transitory Subsidiary") and InSite Marketing Technology, Inc. (the "Company"). The Merger Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "Merger"). In accordance with the Merger Agreement, the shares of each class of capital stock of the Company (collectively, the "Company Stock") owned by the undersigned at the Effective Time (as defined in the Merger Agreement) shall be converted into shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock"), as described in the Merger Agreement.

         The undersigned may be deemed to be an "affiliate" of the Company within the meaning of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the rules relating to pooling of interests accounting. In consideration of the mutual agreements set forth in the Merger Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:



         1. Pooling Requirements. The undersigned has not, within the 30 days prior to the Effective Time, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, or reduced the undersigned's interest in or risk relating to, any shares of Buyer Common Stock or Company Stock owned by the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock issued to the undersigned pursuant to the Merger, or any other shares of capital stock of the Buyer, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 135, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Buyer and the Company.

         2. Tax Matters. The undersigned has, and as of the Effective Time will have, no plan or intent (a "Plan"), and is not aware of any Plan on the part of other Company stockholders, to engage in a sale, transfer, pledge, hypothecation or any other transaction that results in a direct or indirect transfer of the risk of ownership: (i) to the Buyer, or any person related to the Buyer, of (A) any shares of Company Common Stock for consideration other than shares of Buyer Common Stock (or any cash received in lieu of fractional shares of Company Stock), or (B) any shares of Buyer Common Stock to be received in the Merger (taking into account not only the shares of Buyer Common Stock to be received at the Effective Time but also the shares of Buyer Common Stock to be held pursuant to the Escrow Agreement described in the Agreement); or (ii) to the Company, or any person related to the Company, of any shares of Company Stock. For purposes of this Section 2, the determination of whether a person is related to the Buyer and/or the Company shall be made in accordance with Treasury Regulation Section 1.368-1(e)(3). If any of the undersigned's representations in this Section 2 cease to be true at any time prior to the

Effective Time, then the undersigned will deliver to each of the Buyer and the Company, prior to the Effective Time, a written statement to that effect, signed by the undersigned.

         3.       Miscellaneous.

                  (a) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

         The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Company.

                                Very truly yours,


                                -------------------------------
                                Signature


                                -------------------------------
                                Print Name

Accepted:

SILKNET SOFTWARE, INC.

---------------------------
(signature)

---------------------------
(print name and title)

---------------------------
(date)

INSITE MARKETING TECHNOLOGY, INC.

---------------------------
(signature)

---------------------------
(print name and title)

---------------------------
(date)

                                    EXHIBIT J

                              LETTER OF TRANSMITTAL
                           FOR THE SURRENDER OF STOCK
                            CERTIFICATES REPRESENTING
                         SHARES OF THE CAPITAL STOCK OF
                        INSITE MARKETING TECHNOLOGY, INC.

INSTRUCTIONS

         This Letter of Transmittal, which includes the "Description of Certificates Submitted" on page 2 and the two enclosed Internal Revenue Service Forms W-9 (the "Forms W-9"), should be filled out completely, signed and submitted together with the undersigned's certificate(s) ("Certificates") representing shares (the "Shares") of InSite Marketing Technology, Inc. ("InSite") common stock, $.001 par value per share ("InSite Common Stock") to:

                        INSITE MARKETING TECHNOLOGY, INC.
                                 85 RIVER STREET
                                     SUITE 8
                                WALTHAM, MA 02453
                              ATTN: STEFANIA NAPPI
                        TELEPHONE NUMBER: (781) 894-2400

         The method of delivery of this Letter of Transmittal, the Forms W-9 and Certificate(s) to InSite Marketing Technology, Inc. is at the undersigned's own risk, but if sent by mail, overnight or certified mail is suggested. THE LETTER OF TRANSMITTAL, FORMS W-9 AND CERTIFICATE(S) SHOULD BE RETURNED TO STEFANIA NAPPI AS SOON AS POSSIBLE.

         If any Certificate(s) of the undersigned has been mutilated, lost, stolen or destroyed, contact Stefania Nappi immediately for further instructions.

         You must correctly complete, sign and return the enclosed Forms W-9 because, under U.S. federal income tax law, you must report and certify your correct taxpayer identification number and further certify that you are not subject to backup withholding on a Form W-9.

THE EXCHANGE OF INSITE STOCK

         This Letter of Transmittal is being delivered to you in connection with the acquisition of InSite by Silknet Software, Inc., a Delaware corporation ("Silknet"), pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 (the "Merger Agreement"), by and among Silknet, InSite Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Silknet (the "Transitory Sub"), and InSite. Under the terms of the Merger Agreement, the Transitory Sub will be merged (the "Merger") with and into InSite, making InSite a subsidiary of Silknet by virtue of the acquisition.

         After receipt of the properly executed Letter of Transmittal, two properly executed Forms W-9 and the Certificate(s) representing your shares, you will be entitled to receive 90% of the shares of the Silknet Common Stock into which your shares of InSite Stock will be converted. The remaining 10% of Silknet Common Stock into which your shares of InSite Common Stock will be converted will be placed in escrow. Silknet will not issue any fractional shares of Silknet Common Stock in the Merger. Instead, if you would otherwise have been entitled to receive a fraction of a share of Silknet Common Stock, you will receive cash (without interest) in an amount equal to the product of such fractional part of Silknet Common Stock multiplied by the sixty-day average of the closing sale price per share of Silknet Common Stock on the Nasdaq National Market ending on the second business day immediately preceding the execution of the Merger Agreement (or $36.397 per share).

REPRESENTATIONS AND WARRANTIES

         The undersigned hereby represents and warrants that: (i) the undersigned is the exclusive record and beneficial owner of the shares of InSite Common Stock (the "Shares") represented by the enclosed Certificate(s) and is entitled to all rights evidenced thereby; (ii) has full power and authority to submit, sell, assign and transfer the Shares evidenced by the Certificate(s) described below; (iii) the Shares are free and clear of all liens, restrictions and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the transfer of the Shares evidenced by the Certificate(s).

         All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

DESCRIPTION OF CERTIFICATES SUBMITTED

         In connection with the Merger, the undersigned encloses herewith and surrenders the Certificate(s) described below representing the Shares. The undersigned hereby authorizes and instructs Silknet to prepare in the name(s) indicated on the signature page attached hereto a certificate representing the appropriate number of whole shares of Silknet Common Stock according to the terms of the Merger Agreement, to be issued in exchange for the Shares evidenced by the enclosed Certificate(s). IF YOU DO NOT RETURN YOUR CERTIFICATE(S) REPRESENTING THE INSITE COMMON STOCK YOU WILL NOT RECEIVE CERTIFICATE(S) FOR SHARES OF SILKNET COMMON STOCK IN THE MERGER.


                                                               Number of Shares
             Exact Name and Address    Common Stock            represented by
            of Registered Holder(s)       Certificate No.      Certificate

          ---------------------------- ----------------------- ----------------
          ---------------------------- ----------------------- ----------------

          ---------------------------- ----------------------- ----------------
          ---------------------------- ----------------------- ----------------

          ---------------------------- ----------------------- ----------------
          ---------------------------- ----------------------- ----------------

          ---------------------------- ----------------------- ----------------
          ---------------------------- ----------------------- ----------------

          ---------------------------- ----------------------- ----------------
          ---------------------------- ----------------------- ----------------



IMPORTANT: YOUR STOCK CERTIFICATE(S), ALONG WITH THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED, AND TWO FORMS W-9, PROPERLY COMPLETED, ARE TO BE MAILED OR DELIVERED TO STEFANIA NAPPI AT THE ADDRESS SET FORTH IN THE INSTRUCTIONS.

                                   SIGNATURES*


Date:_________________________      By:_________________________________________
                                              Signature of Stockholder or Agent

                                       Print Name:______________________________

                                             ______________________________
                                             Daytime Telephone Number
                                             (including Area Code)

Date:_________________________      By:_________________________________________
                                             Signature of Stockholder or Agent
                                             (in case of Certificate(s) owned by
                                              two or more joint holders)

                                       Print Name:______________________________

                                              ______________________________
                                              Daytime Telephone Number
                                              (including Area Code)

* THE SIGNATURE (OR SIGNATURES, IN THE CASE OF CERTIFICATE(S) OWNED BY TWO OR MORE JOINT HOLDERS) ON THIS LETTER OF TRANSMITTAL SHOULD CORRESPOND EXACTLY WITH THE NAME(S) OF THE REGISTERED HOLDER(S) AS WRITTEN ON THE FACE OF THE CERTIFICATE(S).

         The Certificate(s) need not be endorsed or accompanied by any instrument of assignment or transfer other than this Letter of Transmittal, if registered in the name of the person(s) signing this Letter of Transmittal.

         If this Letter of Transmittal is signed or if the endorsement on any Certificate is executed by a trustee, executor, administrator, guardian, officer of a corporation, partner of a partnership, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing this Letter of Transmittal or executing the endorsement must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with any Certificate(s).